NATIONAL CONSUMER COOPERATIVE BANK

                   NOTE  PURCHASE  AGREEMENT


                          $30,000,000
                       7.68% Senior Notes
                     due December 28, 2005



                  Dated as of December 28, 1999
                       Table of Contents
                    (not part of agreement)
                                                             Page

1    AUTHORIZATION OF ISSUE OF NOTES.                           1

2    PURCHASE AND SALE OF NOTES.                                1

3    CONDITIONS OF CLOSING.                                     6
     3A. Certain Documents.                                     6
     3B. Opinion of Purchaser's Special Counsel.                7
     3C. Representations and Warranties; No Default.            7
     3D. Purchase Permitted by Applicable Laws.                 7
     3E. Private Placement Number.                              7
     3F. Proceedings Satisfactory.                              7
     3G. Payment of Fees.                                       7

4    PREPAYMENTS.                                               7
     4A. Optional Prepayment With Yield-Maintenance Amount.     8
     4B. Notice of Optional Prepayment.                         8
     4C. Retirement of Notes.                                   8

5    AFFIRMATIVE COVENANTS.                                     9
     5A. Payment of Taxes and Claims.                           9
     5B. Maintenance of Properties and Corporate Existence.     9
     5C. Payment of Notes and Maintenance of Office.            10
     5D. Maintenance of Consolidated Adjusted Net Worth
         and Consolidated Effective Net Worth.                  10
     5E. Line of Business.                                      10
     5F. ERISA Compliance.                                      10
     5G. Incorporation of Affirmative and Negative Covenants.   11
     5H. Financial and Business Information.                    11
     5I. Officers' Certificates.                                14
     5J. Accountants' Certificates                              14
     5K. Inspection                                             14

6    NEGATIVE COVENANTS.                                        15
     6A. Disposal of Shares of a Restricted Subsidiary.         15
     6B. Merger or Sale of Assets.                              16
     6C. Liens.                                                 18
     6D. Permitted Debt.                                        20
     6E. Limitations on Debt.                                   21
     6F. Long-Term Leases.                                      21
     6G. Guarantees.                                            21
     6H. Consolidated Earnings Available for Fixed Charges.     21
     6I. Restricted Payments.                                   22
     6J. Limitation on Investments.                             23
     6K. Transactions with Affiliates.                          23
     6L. Repurchase of Notes.                                   24
     6M. Issuance of Subordinated Debt.                         24
     6N. Voluntary Retirement of Subordinated Debt.             24
     6O. Subordination Provisions.                              24
     6P. Class A Notes.                                         25

7    EVENTS OF DEFAULT.                                         25
     7A. Nature of Events.                                      25
     7B. Default Remedies.                                      27
     7C. Annulment of Acceleration of Notes.                    28

8    REPRESENTATIONS, COVENANTS AND WARRANTIES.                 29
     8A. Subsidiaries and Affiliates.                           29
     8B. Corporate Organization and Authority.                  29
     8C. Financial Statements; Material Adverse Change;
          Description of Business.                              29
     8D. Full Disclosure.                                       30
     8E. Pending Litigation and Judgments.                      30
     8F. Title to Properties.                                   30
     8G. Patents and Trademarks.                                31
     8H. Issuance is Legal and Authorized; Conflicting
          Agreements and Other Matters.                         31
     8I. No Defaults.                                           31
     8J. Governmental Consent.                                  31
     8K. Taxes.                                                 32
     8L. Margin Securities, etc.                                32
     8M. Private Offering.                                      32
     8N. Compliance with Law.                                   32
     8O. Indebtedness.                                          33
     8P. Restrictions on Company.                               33
     8Q. Employee Retirement Income Security Act of 1974.       33
     8R. Investment Company Act.                                33

9    REPRESENTATIONS OF THE PURCHASERS.                         34
     9A. Nature of Purchase.                                    34
     9B. Source of Funds.                                       34

10   DEFINITIONS.                                               34
     10A. Yield-Maintenance Terms.                              34
     10B. Other Terms.                                          35
     10C. Accounting Principles, Terms and Determinations.      54

11   MISCELLANEOUS.                                             54
     11A. Note Payments.                                        54
     11B. Expenses.                                             55
     11C. Consent to Amendments.                                55
     11D. Form, Registration, Transfer and Exchange of
           Notes; Lost Notes.                                   56
     11E. Persons Deemed Owners; Participations.                56
     11F. Survival of Representations and Warranties;
           Entire Agreement.                                    56
     11G. Successors and Assigns.                               57
     11H. Disclosure to Other Persons.                          57
     11I. Notices.                                              57
     11J. Payments Due on Non-Business Days.                    58
     11K. Severability.                                         58
     11L. Descriptive Headings.                                 58
     11M. Satisfaction Requirement.                             58
     11N. Governing Law.                                        58
     11O. Counterparts.                                         58
     11P. Binding Agreement.                                    58


                     EXHIBITS AND SCHEDULES


Annex   1 --   Information Schedule
Annex   2 --   Schedule 6C: Liens
               Schedule 8A: Subsidiaries and Affiliates
               Schedule 8C: Description of Business
               Schedule 8O: Outstanding Indebtedness
               Schedule 8P:  Restrictive Agreements
Exhibit A --   Form of Note
Exhibit B --   Form of Opinion of Company Counsel
Exhibit C --   Form of Certificate of Officers
Exhibit D --   Form of Certificate of Secretary


               NATIONAL CONSUMER COOPERATIVE BANK
                1401 Eye Street N.W., Suite 700
                     Washington, D.C. 20005

                                          As of December 28, 1999

To:  The Prudential Insurance Company
       of America (herein called "Prudential")
     Each Prudential Affiliate (as hereinafter defined) which becomes bound by certain provisions of this Agreement as hereinafter provided (together with Prudential, the
     "Purchasers")

     c/o Prudential Capital Group
     1114 Avenue of the Americas, 30th Floor
     New York, NY 10036

Ladies and Gentlemen:

      The undersigned, National Consumer Cooperative Bank (herein called the "Company"), hereby agrees with you as follows:

     1    AUTHORIZATION OF ISSUE OF NOTES.

           1A. Authorization of Issue of Notes. The Company will authorize the issue of its senior promissory notes (the "Notes") in the aggregate principal amount of $30,000,000, to be dated the date of issue thereof, to mature December 28, 2005, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 7.68% per annum and on overdue principal, Yield-Maintenance Amount and interest at the rate specified therein, and to be substantially in the form of Exhibit A attached hereto. The terms "Note" and "Notes" as used herein shall include each Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Series A Note pursuant to any such provision.

     2    PURCHASE AND SALE OF NOTES.

                The Company hereby agrees to sell to Purchasers and, subject to the terms and conditions herein set forth, Purchasers agree to purchase from the Company the aggregate principal amount of Notes set forth opposite its name on the Information Schedule, attached hereto as Annex 1, at 100% of such aggregate principal amount. On December 28, 1999 or any other date prior to December 28, 1999 upon which the Company and
Purchasers may agree (herein called the "Closing Day"), the Company will deliver to Purchasers at the offices of Prudential Capital Group, 1114 Avenue of the Americas, 30th Floor, New York, NY 10036, one or more Notes registered in its name, evidencing the aggregate principal amount of Series A Notes to be purchased by each Purchaser and in the denomination or denominations specified with respect to each Purchaser in the Information
Schedule, attached hereto as Annex 1, against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account #2065202934399 at First Union National Bank, Richmond, Virginia (ABA No. 051400549), for credit to National Cooperative Bank Operating Account.



     3    CONDITIONS OF CLOSING.

                 The obligation of any Purchaser to purchase and pay for any Notes is subject to the satisfaction, on or before the Closing Day for such Notes, of the following conditions:

           3A. Certain Documents. Such Purchaser shall have received the following, each dated the Closing Day (except with respect to the certified copies referred to in paragraph 3A(v) below, which shall be dated as of a date as close as practicable to such Closing Date):

                 (i)    The  Note(s)  to  be  purchased  by  such Purchaser.

               (ii) Favorable opinion of Shea & Gardner, counsel to the Company satisfactory to such Purchaser and substantially in the form of Exhibit D attached hereto and as to such other matters as such Purchaser may reasonably request. The Company hereby directs such counsel to deliver such opinion, agrees that the issuance and sale of any Notes will constitute a reconfirmation of such direction, and understands and agrees that each Purchaser receiving such an opinion will and is hereby authorized to rely on such opinion.

                (iii) An Officer's Certificate, substantially in the form of Exhibit E to this Agreement, signed by the President or a Vice President and the Treasurer or an Assistant Treasurer of the Company, certifying that the conditions specified in paragraph 3C of this Agreement have been fulfilled, and certifying to the other matters set forth therein.

                (iv) A certificate signed by the Secretary or an Assistant Secretary of the Company, substantially in the form of Exhibit F to this Agreement, with respect to the matters therein set forth.

                (v) Certified copies of Requests for Information or Copies (Form UCC-11) or equivalent reports listing all effective financing statements which name the Company or any Subsidiary (under its present name and previous names) as debtor, together with copies of such financing statements.

                (vi) A copy of Schedule 8O setting forth the Debt for borrowed money of the Company updated to reflect all such Debt outstanding as of the close of business on such Closing Day.

                (vii)      Additional documents  or  certificates
     with   respect  to  legal  matters  or  corporate  or  other
     proceedings related to the transactions contemplated hereby as may be reasonably requested by such Purchaser.

           3B. Opinion of Purchaser's Counsel. Such Purchaser shall have received from Robert S. M. Lawrence, Assistant General Counsel of Prudential, or such other counsel, who is acting as counsel for it in connection with this transaction, a favorable opinion satisfactory to such Purchaser as to such matters incident to the matters herein contemplated as it may reasonably request.

           3C. Representations and Warranties; No Default. The representations and warranties contained in paragraph 8 shall be true on and as of the Closing Day, except to the extent of changes caused by the transactions herein contemplated; there shall exist on the Closing Day no Event of Default or Default; and the Company shall have delivered to such Purchaser an Officer's Certificate, dated the Closing Day, to both such effects.

           3D. Purchase Permitted by Applicable Laws. The purchase of and payment for the Notes to be purchased by such Purchaser on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition.

           3E. Private Placement Number. The Company shall have obtained a private placement number for the Notes from the CUSIP
Service  Bureau of Standard & Poor's, a division of  McGraw-Hill,
Inc.

           3F. Proceedings Satisfactory. All proceedings taken in connection with the issuance of the Notes and all documents and papers relating thereto shall be satisfactory to you and your counsel. You and your counsel shall have received copies of such documents and papers as you or they may reasonably request in connection therewith or as a basis for your counsel's closing opinion, all in form and substance satisfactory to you and your counsel.

           3G.   Payment of Fee.  The Company shall have paid  to
Prudential a fee in the amount of $45,000.

           3H. Year 2000 Questionnaire. The Company shall have delivered to Prudential a copy of its response to the Year 2000 Due Diligence Questionnaire supplied by The Securities Valuation Office of The National Association of Insurance Commissioners.

      4    PREPAYMENTS.  The Notes shall be subject to prepayment
only with respect to the optional prepayments permitted by paragraph 4A.

          4A. Optional Prepayment With Yield-Maintenance Amount. The Notes shall be subject to prepayment, in whole at any time or from time to time in part (in amounts of at least $1,000,000 and integral multiples of $100,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each such Note. Any partial prepayment of a Series of Notes pursuant to this paragraph 4A shall be applied in satisfaction of required payments of principal in inverse order of their scheduled due dates.

           4B. Notice of Optional Prepayment. The Company shall give the holder of each Note to be prepaid pursuant to paragraph 4A irrevocable written notice of such prepayment not less than 10 Business Days prior to the prepayment date, specifying such prepayment date, specifying the aggregate principal amount of the Notes, identifying each Note held by such holder, and the principal amount of each such Note, to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 4A. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, herein provided, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4A, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient for such notices in the Information Schedule attached hereto or by notice in writing to the Company.

           4C. Retirement of Notes. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraph 4A or upon acceleration of such final maturity pursuant to paragraph
7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4A.

       5     AFFIRMATIVE  COVENANTS.  So  long  as  any  Note  is
outstanding and unpaid, the Company covenants as follows:

          5A.  Payment of Taxes and Claims.  The Company and each
Subsidiary will pay, before they become delinquent,

                (i) all taxes, assessments and governmental charges or levies imposed upon it or its Property, and

                 (ii) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like
     Persons which, if unpaid, might result in the creation of a Lien upon its Property,

provided that items of the foregoing description need not be paid while being contested in good faith and by appropriate proceedings and, provided further, that adequate book reserves have been established with respect thereto and, provided further, that the owning company's title to, and its right to use, its Property is not in the aggregate materially adversely affected thereby. In the case of any item of the type described in this paragraph 5A involving an amount in excess of Five Hundred Thousand Dollars ($500,000), the appropriateness of the proceeding will be supported by an opinion of the independent counsel responsible for such proceeding and the adequacy of such reserves shall be supported by the opinion of the independent public accountant of the Company.

          5B.  Maintenance of Properties and Corporate Existence.
The Company and each Subsidiary will:

                 (i)   Property  -  maintain,  or  cause  to   be
     maintained, its Property in good condition and will make, or cause to be made, all necessary renewals, replacements, additions, betterments and improvements thereto;

                (ii) Insurance - maintain, with financially sound and reputable insurers rated "A" or better by A.M. Best Company (or accorded a similar rating by another nationally recognized insurance rating agency of similar standing if A.M. Best Company is not then in the business of rating insurers), insurance with respect to its Properties and business against such casualties and contingencies, of such types (including, without limitation, public liability, embezzlement or other criminal misappropriation insurance) and in such amounts as is customary in the case of corporations of established reputations engaged in the same or a similar business and similarly situated;

                (iii)     Financial Records - keep true books  of
     records and accounts in which full and correct entries will be made of all its business transactions, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with generally accepted accounting principles;

                (iv) Corporate Existence and Rights - do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises, except as otherwise permitted by paragraph 6B of this Agreement; and

                (v)  Compliance with Law - not be in violation of
     any laws, ordinances, governmental rules and regulations to which it is subject and will not fail to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its Properties or to the conduct of its business, which violations or failures to obtain might in the aggregate materially adversely affect the business, profits, Properties or condition (financial or otherwise) of the Company or any Subsidiary.

           5C. Payment of Notes and Maintenance of Office. The Company will punctually pay or cause to be paid the principal, Yield-Maintenance Amount, if any, and interest to become due in respect of the Notes according to the terms thereof and will maintain an office in the District of Columbia where notices, presentations and demands in respect of this Agreement or the Notes may be made upon it. Such office shall be maintained at 1401 Eye Street, Suite 700, Washington, D.C. 20005 (Telecopier No. 202-336-7803) until such time as the Company shall notify the holders of the Notes in writing of any change of location of such office within the District of Columbia.

          5D.  Maintenance of Consolidated Adjusted Net Worth and
Consolidated Effective Net Worth.

                (i) The Company shall at all times keep and maintain Consolidated Adjusted Net Worth in an amount not less than the sum of (a) One Hundred Million Dollars ($100,000,000) plus (b) the sum, for all fiscal quarters of the Company ended subsequent to January 1, 1993 and at or prior to such time, of the greater, for each fiscal quarter, of (1) Zero Dollars ($0) and (2) fifty percent (50%) of Consolidated Net Earnings for each such fiscal quarter.

                (ii) The Company shall at all times keep and maintain Consolidated Effective Net Worth in an amount not less than the sum of (a) Two Hundred Sixty-Five Million Dollars ($265,000,000) plus (b) the sum, for all fiscal quarters of the Company ended subsequent to January 1, 1993 and at or prior to such time, of the greater, for each fiscal quarter, of (1) Zero Dollars ($0) and (2) fifty percent (50%) of Consolidated Net Earnings for each such fiscal quarter.

           5E.   Line of Business.  The Company shall, and  shall
cause each of the Restricted Subsidiaries to, remain primarily in
the   business  conducted  by  the  Company  and  the  Restricted
Subsidiaries on the date hereof.

          5F. ERISA Compliance. The Company and each Subsidiary shall promptly comply with all provisions of ERISA applicable to any of them which, if not complied with, might result in a Lien or charge upon any Property of the Company or any Subsidiary or might in the aggregate otherwise materially adversely affect the business, profits, prospects, Properties or condition (financial or otherwise) of the Company or any Subsidiary. Without limiting the generality of the foregoing, neither the Company nor any Subsidiary will cause any Pension Plan maintained or participated in by it to:

                (i) engage in any "prohibited transaction," as such term is defined in Section 4975 of the Internal Revenue
     Code of 1986, as amended; or

                (ii) incur any material "accumulated funding deficiency," as such term is defined in Section 302 of ERISA, whether or not waived.

            5G.    Incorporation  of  Affirmative  and   Negative
Covenants.

                (i)   During  all  such times as  the  Bank  Loan
     Agreement shall remain in force, (i) the Company and the Restricted Subsidiaries shall comply and remain at all times in compliance with the provisions of Article 6 and Article 7 thereof and any Financial Covenant set forth in any other provision thereof and (ii) all of the provisions of
     Article 6 and Article 7 of the Bank Loan Agreement and any other Financial Covenants set forth therein, together with all relevant definitions pertaining thereto, shall hereby be incorporated herein by reference, mutatis mutandis. The Company shall give all holders of Notes written notice of any amendment modification or waiver of Article 6, Article 7 or any Financial Covenant of the Bank Loan Agreement, attaching an executed copy of the amendment, modification or waiver to such written notice, within 2 Business Days of such amendment, modification or waiver.


                (ii) No Financial Covenant incorporated herein by
     virtue  of paragraph 5G(i) hereof shall supersede,  replace, amend, supplement or modify any other provision of this Agreement, including any covenant contained herein which addresses a subject matter similar to that of such incorporated Financial Covenant.

           5H.   Financial and Business Information.  The Company
shall deliver to you, if at the time you or your nominee holds any Note, and to each other institutional holder of the then outstanding Notes:

                 (i) Quarterly Statements -- as soon as practicable after the end of the first, second and third quarterly fiscal periods in each fiscal year of the Company, and in any event within sixty (60) days thereafter, two (2) copies of:

                          (a)  consolidated balance sheets of the
          Company and its consolidated Subsidiaries, and the Company and the Restricted Subsidiaries, as at the end of such quarter, and

                          (b)   consolidated statements of income
          and cash flows of the Company and its consolidated Subsidiaries, and the Company and the Restricted Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail and certified as complete and correct, subject to changes resulting from year-end adjustments, by a principal financial officer of the Company;

                (ii) Annual Statements -- as soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, duplicate copies of:

                           (a)   consolidating  and  consolidated
          balance  sheets  of  the Company and  its  consolidated
          Subsidiaries,  and  the  Company  and  the   Restricted
          Subsidiaries, as at the end of such year, and

                           (b)   consolidating  and  consolidated
          statements of income, changes in members' equity and cash flows of the Company and its consolidated Subsidiaries, and the Company and the Restricted Subsidiaries, for such year,

     setting forth in comparative form the figures for the previous fiscal year, all in reasonable detail, satisfactory in scope to the Required Holders and

                                   (A)  except in the case of the
               consolidating statements which may be certified as complete and correct by a principal financial officer of the Company, accompanied by an opinion thereon, satisfactory in scope and substance to the Required Holders, of independent certified public accountants of recognized national standing selected by the Company, which opinion shall state that such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except for changes in application in which such accountants concur and which are noted in the financial statements) and that the examination of such accountants  in  connection  with  such  financial
               statements  has  been  made  in  accordance   with
               generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances,

                                    (B)   a  statement from  such
               independent certified public accountants that such consolidating statements were prepared using the same work papers as were used in the preparation of such consolidated statements, and

                                    (C)   a  certification  by  a
               principal financial officer of the Company (in scope and substance satisfactory to the Required Holders) that such consolidating and consolidated statements are true and correct;

               (iii) Opinions Pursuant to Paragraph 5A -- as soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, duplicate copies of any opinions required pursuant to paragraph 5A of this Agreement;

                (iv) Audit Reports -- promptly upon receipt thereof, one (1) copy of each interim or special audit made by independent accountants of the books of the Company or any Subsidiary;

                (v) SEC Reports -- promptly upon their becoming available (but in no event later than the date of filing), one (1) copy of each regular or periodic report and any registration statement or prospectus filed by the Company or any Subsidiary with any securities exchange or with the Securities and Exchange Commission or any successor agency;

                (vi) Materials Sent to Stockholders -- promptly upon their becoming available (but in no event later than the date provided in clause (I) of this paragraph 5H), one
     (1) copy of each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to stockholders (other than, in the case of any Subsidiary, the Company) generally;

                (vii) Notice of Event of Default -- promptly upon becoming aware of the existence of any condition or event which constitutes a Default or an Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking and proposes to take with respect thereto;

               (viii) Notice of Claimed Default -- promptly upon becoming aware that the holder of any Note or of any evidence of indebtedness or other Security of the Company or any Subsidiary has given notice or taken any other action with respect to a claimed default or Event of Default, a written notice specifying the notice given or action taken by such holder and the nature of the claimed default or Event of Default and what action the Company or such Subsidiary is taking or proposes to take with respect thereto;

                (ix) Loan Portfolio Reports -- together with each quarterly financial statement required to be delivered pursuant to clause (a) of this paragraph 5H, one (1) copy of

                          (a)  a monthly Loan Portfolio Report of
          the Company setting forth, with respect to loans held in its portfolio, classifications relating to delinquency, non-performance, risk rating, loss allowances and other related matters as of the end of the last month of the fiscal quarters covered by such financial statements, to be prepared on substantially the same basis and to contain substantially the same information as the Loan Portfolio Report, dated
          September 30, 1999, in respect of the month of September, 1999, a copy of which was delivered to you prior to the date hereof, and

                          (b)   a  quarterly Report on Allowances
          for Loan Losses and Reserves of the Company, to be prepared on substantially the same basis and to contain substantially the same information as the Report on Allowances for Loan Losses and Reserves, dated September 30, 1999, a copy of which was delivered to you prior to the date hereof, provided that such monthly and quarterly reports need not, unless you or any other holder of Notes shall reasonably so request, disclose the names of the obligors on such loans;
     and

                (x) Requested Information -- with reasonable promptness, such other data and information with respect to the Company and the Restricted Subsidiaries as from time to time may be reasonably requested, including, without limitation, information required by 17 C.F.R. 230.144A.

           5I. Officers' Certificates. Each set of financial statements delivered to you or any other institutional holder of the Notes pursuant to paragraph 5H(i) or paragraph 5H(ii) of this Agreement will be accompanied by a certificate of the President or a Vice President and the Treasurer or an Assistant Treasurer of the Company setting forth:

                 (i)   Covenant  Compliance  --  the  information
     (including, where applicable, detailed calculations) required in order to establish whether the Company was in compliance with the requirements of paragraph 6 of this Agreement during the period covered by the financial statements then being furnished;

                (ii) Event of Default -- that the signers have reviewed the relevant terms of this Agreement and the Financing Agreement and have made, or caused to be made, under their supervision, a review of the transactions and conditions of the Company and the Subsidiaries from the beginning of the accounting period covered by the financial statements being delivered therewith to the date of the certificate and that such review has not disclosed the existence, during such period, of any condition or event which constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company has taken or proposes to take with respect thereto; and

                 (iii) Loan Portfolio Changes -- an explanation, in reasonable detail, of the differences disclosed in the Loan Portfolio Reports accompanying such financial statements from the information set forth in the Loan Portfolio Reports delivered after the end of the immediately preceding fiscal quarter of the Company.

           5J. Accountants' Certificates. Each set of annual financial statements delivered pursuant to paragraph 5H(ii) of this Agreement will be accompanied by a certificate of the accountants who certify such financial statements, stating that they have reviewed this Agreement insofar as it relates to accounting matters and stating further, whether, in making their audit, such accountants have become aware of any condition or event which then constitutes a Default or an Event of Default, and, if any such condition or event then exists, specifying the nature and period of existence thereof.

           5K. Inspection. The Company will permit any of your representatives, while you or your nominee holds any Note, or the representatives of any other institutional holder of the Notes, at your or such holder's expense so long as no Default or Event of Default is then continuing and otherwise at the sole expense of the Company, to visit and inspect any of the Properties of the Company or any Subsidiary (and to take extracts from, and make copies of, their respective books and records) and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision the Company authorizes said accountants to discuss with your representatives the finances and affairs of the Company and the Subsidiaries) all at such reasonable times and as often as may be reasonably requested.

      6     NEGATIVE COVENANTS. So long THEREAFTER as any Note is
outstanding and unpaid, the Company covenants as follows:

           6A. Disposal of Shares of a Restricted Subsidiary. The Company shall not at any time sell or otherwise dispose of any shares of the stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of any Restricted Subsidiary (said stock, options, warrants and other Securities herein called "Subsidiary Stock"), nor shall the Company permit any Restricted Subsidiary to issue its own Subsidiary Stock, or to sell or otherwise dispose of any shares of Subsidiary Stock issued by any other Restricted Subsidiary, if the effect of the transaction would be to reduce the proportionate interest of the Company and the other Restricted Subsidiaries in the outstanding Subsidiary Stock (the "Disposition Stock") of the Restricted Subsidiary (the "Disposition Subsidiary") whose shares are the subject of the transaction, provided that the foregoing restrictions do not apply to:

                (i)   the issue of directors' qualifying  shares; and

               (ii) the sale for a cash consideration at one time (the "Stock Disposition Date") to a Person (other than directly or indirectly to an Affiliate) of the entire investment (whether represented by stock, debt, claims or otherwise) of the Company and the other Restricted Subsidiaries in such Disposition Subsidiary, if all of the following conditions shall have been satisfied:

                         (a)  the sum of

                                    (1)  the Disposition Value of
               the assets of the Disposition Subsidiary, plus

                                    (2)  the Disposition Value of
               the assets of all Restricted Subsidiaries whose Subsidiary Stock was subject to a disposition pursuant to this paragraph 6A during the period ending on the Stock Disposition Date and commencing three hundred sixty-five (365) days prior to the Stock Disposition Date, plus

                                   (3)  the aggregate Disposition
               Value of assets owned by the Company or any Restricted Subsidiaries the disposition of which was made other than pursuant to this paragraph 6A and consummated during the period ending on the Stock Disposition Date and commencing three hundred sixty-five (365) days prior to the Stock Disposition Date, does not exceed ten percent (10%) of Consolidated
          Assets on the first day of such period;

                          (b)   in  each of the three (3)  fiscal
          years of the Company most recently ended, the contribution (expressed as a percentage and exclusive of losses) to Consolidated Adjusted Net Income for each of such fiscal years of

                                       (1)     the    Disposition
               Subsidiary, plus

                                       (2)      the    Restricted
               Subsidiaries whose Subsidiary Stock was subject to a disposition subsequent to the commencement of the first of such fiscal years, plus

                                     (3)   assets  owned  by  the
               Company or any Restricted Subsidiaries sold or otherwise disposed of subsequent to the commencement of the first of such fiscal years,

                does not exceed ten percent (10%) of Consolidated
          Adjusted Net Income for such fiscal year;

                          (c)   in  the opinion of the  Board  of
          Directors, the sale is for Fair Market Value and is in the best interests of the Company;

                          (d)   the Disposition Subsidiary  shall
          have no continuing investment in the Company or any other Restricted Subsidiary not being simultaneously disposed of; and

                          (e)  immediately after the consummation
          of the transaction and after giving effect thereto, no Default or Event of Default would exist.

     For purposes of this paragraph 6A(ii), the assets of any Restricted Subsidiary that ceases to be a Restricted Subsidiary in a manner other than by the disposition of Subsidiary Stock shall be deemed disposed of at the time of such cessation, provided that the requirements of this paragraph 6A(ii) with regard to the receipt of cash consideration equal to Fair Market Value shall not apply to such deemed disposition.

           Notwithstanding the foregoing, any disposition of Subsidiary Stock shall be deemed to be in compliance with the provisions of the foregoing clause (1) and clause (2) if the entire proceeds of such sale, net of reasonable and ordinary transaction costs and expenses incurred in connection with such sale, are applied by the Company or such Restricted Subsidiary to a Permitted Proceeds Application.



          6B.  Merger or Sale of Assets.

                (i) Sale of Assets. Except as specifically permitted under paragraph 6B(ii) and paragraph 6B(iii) of this Agreement, the Company shall not, and shall not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of assets; provided that, the foregoing restriction shall not apply to the sale of such assets (the "Disposition Assets") for cash consideration at one time
     (the "Asset Disposition Date") to a Person other than directly or indirectly to an Affiliate, if all of the following conditions are met:

                         (a)  the sum of

                                    (1)  the Disposition Value of
               the Disposition Assets, plus

                                    (2)  the Disposition Value of
               the assets of all Subsidiaries that have ceased to be Restricted Subsidiaries during the period ending on the Asset Disposition Date and commencing three hundred sixty-five (365) days prior to the Asset Disposition Date, plus

                                    (3)  the Disposition Value of
               the assets of the Company and all other Restricted Subsidiaries disposed of during the period ending on the Asset Disposition Date and commencing three hundred sixty-five (365) days prior to the Asset Disposition Date, does not exceed ten percent (10%) of Consolidated
          Assets at such time;

                          (b)   in  each of the three (3)  fiscal
          years of the Company most recently ended, the contribution (expressed as a percentage and exclusive of losses) to Consolidated Adjusted Net Income for each of such fiscal years of

                                    (1)   the Disposition Assets,
               plus

                                       (2)      the    Restricted
               Subsidiaries whose Subsidiary Stock  was   subject
               to a disposition subsequent to the commencement of the first of such fiscal years, plus

                                    (3)  all other assets of  the
               Company and the Restricted Subsidiaries disposed of subsequent to the commencement of the first of such fiscal years,

                does not exceed ten percent (10%) of Consolidated
          Adjusted Net Income for such fiscal year;

                          (c)   in  the opinion of the  Board  of
          Directors, the sale is for Fair Market Value and is in the best interests of the Company;

                          (d)  immediately after the consummation
          of the transaction and after giving effect thereto, no Default or Event of Default would exist; and


                         (e)  in the case of any such transaction
          relating   to   receivables,   such   transaction    is
          consummated in the ordinary course of the business of the Company or such Restricted Subsidiary.

     For purposes of this paragraph 6B(i), the assets of any Restricted Subsidiary that ceases to be a Restricted Subsidiary in a manner other than by the disposition of Subsidiary Stock shall be deemed to have been sold at the time of such cessation, provided that the requirements of this paragraph 6B(i) with regard to the receipt of cash consideration equal to Fair Market Value shall not apply to any such deemed disposition.

          Notwithstanding the foregoing, any sale of assets shall be deemed to be in compliance with the provisions of the foregoing clause (1) and clause (2) if the entire proceeds of such sale, net of reasonable and ordinary transaction costs and expenses incurred in connection with such sale, are applied by the Company or such Restricted Subsidiary to a Permitted Proceeds Application.

                (ii) Merger, Consolidation and Sale of All or Substantially All Assets by the Company and Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, (x) consolidate with, or merge into, any other Person or permit any other Person to consolidate with, or merge into, it (except that a Restricted Subsidiary may consolidate with, or merge into, the Company or another Restricted Subsidiary) or (y) except as specifically permitted under paragraph 6B(iii) of this Agreement, sell all or substantially all of its assets to any other Person.

                (iii) Asset Securitizations. Notwithstanding the provisions of paragraph 6B(i) and paragraph 6B(ii) of this Agreement, the Company and the Restricted Subsidiaries may, at any time and from time to time, sell receivables in connection with an Asset Securitization if:

                          (a)   such receivables are sold  for  a
          cash consideration equal to the Fair Market Value thereof; provided, however, that the Company may

                                    (1)  establish and maintain a
               reserve account containing cash or Securities as a credit enhancement in respect of any such sale or

                                    (2)   purchase  or  retain  a
               subordinated interest in such receivables being sold;

                          (b)   the entire proceeds of such sale,
          net of reasonable and ordinary transaction costs and expenses incurred in connection with such sale, are applied by the Company or such Restricted Subsidiary to a Permitted Proceeds Application; and

                          (c)   such sale is consummated  in  the
          ordinary course of business of the Company or such Restricted Subsidiary.

          6C.  Liens.

                (i) Negative Pledge. The Company shall not, and shall not permit any Restricted Subsidiary to, (x) cause or permit or (y) agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any of its Property, whether now owned or hereafter acquired, to be subject to a Lien, except that the Company and any of the Restricted Subsidiaries may

                          (a)   suffer to exist Liens outstanding
          on the date of this Agreement and described in Annex  2
          to this Agreement;

                          (b)   create, incur or suffer to  exist
          Liens arising in the ordinary course of business that secure taxes, assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided the payment thereof is not at the time required by paragraph 5A of this Agreement and that appropriate reserves have been established therefor on the books of the Company or such Restricted Subsidiary in accordance with generally accepted accounting principles;

                          (c)   create, incur or suffer to  exist
          Liens incurred or deposits made in the ordinary course of business

                                   (1)    in  connection   with
               worker's compensation, unemployment insurance and other like laws, or

                                   (2)  to secure the performance
               of letters of credit, bids, tenders, sales contracts, leases, Eligible Derivatives, statutory obligations, surety, appeal and performance bonds and other similar obligations not incurred in
               connection  with  the  borrowing  of  money,   the
               obtaining of advances or the payment of the deferred purchase price of Property;

                          (d)   create, incur or suffer to  exist
          attachment, judgment and other similar Liens arising in connection with court proceedings not in excess of One Million Dollars ($1,000,000) in the aggregate for all such Liens, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings and that appropriate reserves have been established therefor on the books of the Company or such Restricted Subsidiary in accordance with generally accepted accounting principles;

                          (e)   create, incur or suffer to  exist
          Liens on Property of a Restricted Subsidiary, provided such Liens secure only obligations owing to the Company or a Restricted Subsidiary;

                          (f)   create, incur or suffer to  exist
          reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real Property, provided such exemptions or encumbrances do not in the aggregate materially detract from the value of said Properties or materially interfere with their use in the ordinary conduct of the owning company's business;

                          (g)   create, incur or suffer to  exist
          Liens existing at the date of acquisition on Property acquired in bona fide liquidation, collection or other realization upon, or settlement of, collateral held to secure receivable obligations; provided that any such Lien will not extend to any Property other than the Property so acquired;
                          (h)   create, incur or suffer to  exist
          Liens to secure Debt incurred to finance the cost of acquisition of any computer or other office equipment useful and intended to be used in carrying out the business of the Company or a Restricted Subsidiary; provided that

                                (1)   any  such  Lien  shall
               attach solely to the Property acquired;

                                (2)   the  aggregate  amount
               remaining unpaid on the purchase price shall not be in excess of one hundred percent (100%) of

                                      (A)    the   total purchase price or

                                      (B)  the Fair Market  Value  at
              the time of acquisition, whichever is lower; and

                          (3)  such Lien is created  or  assumed
               with respect to such Property, at the time of, or within twelve (12) months after, such acquisition;

               and

                          (i)   modify, extend, renew or  replace
          any Lien permitted by this paragraph 6C(i) upon the same Property theretofore subject thereto, or modify, extend, renew or replace the Debt secured thereby; provided, that in any such case the principal amount (outstanding at the time of such modification, extension, renewal or replacement) of such Debt so modified, replaced, extended or renewed shall not be increased.

                (ii) Equal and Ratable Lien; Equitable Lien. In case any Property is subjected to a Lien in violation of this paragraph 6C, the Company shall make or cause to be made provision (the documents, agreements and instruments by which such provision is effected being subject to the approval of the Required Holders) whereby the Notes will be secured equally and ratably with all other obligations secured thereby, and in any case the Notes shall have the benefit, to the full extent that the holders may be entitled thereto under applicable law, of an equitable Lien so equally and ratably securing the Notes. Such violation of this paragraph 6C shall constitute an Event of Default whether or not any such provision is made pursuant to this paragraph 6C.

           6D.   Permitted Debt.  Subject to paragraph 6E of this
Agreement, the Company shall not, and shall not permit any Restricted Subsidiary to, incur, create, issue, assume or permit to exist any Debt other than

               (i)  Senior Debt of the Company;

               (ii) Subordinated Debt of the Company;

                (iii) liabilities (other than for borrowed money) incurred in the regular operation of the business of the Company or a Restricted Subsidiary and not more than three (3) months overdue, unless contested in good faith by appropriate proceedings and adequate reserves have been set aside with respect thereto;

                (iv) Debt of a Restricted Subsidiary to the Company or to a Restricted Subsidiary;

                 (v) Debt of the Company secured by Liens permitted under the provisions of paragraph 6C(i)(h) of this Agreement; and

               (vi) Restricted Guarantees of the Company.

          6E. Limitations on Debt. The Company shall not at any time permit

                 (i) The ratio of Consolidated Debt to Consolidated Adjusted Net Worth to exceed (a) 9.0 to 1.0 during the period from December 28, 1999 to May 26, 2000 and
     (b) 9.5 to 1.0 from May 27, 2000 and all the times thereafter; or

                (ii) Qualified Assets to be less than one hundred percent (100%) of the sum (at such time) of

                         (a)  Company Senior Obligations, plus

                          (b)   the  aggregate  unpaid  principal
          amount of Subordinated Debt, less

                          (c)   the  aggregate  unpaid  principal
          amount of Class A Notes.

          6F.  Long-Term Leases.

                (i) The Company shall not, and shall not permit any Restricted Subsidiary to, become obligated, as lessee, under any Long-Term Lease if, at the time of entering into any such Long-Term Lease and after giving effect thereto, the aggregate Rentals payable by the Company and the Restricted Subsidiaries, on a consolidated basis, in any one fiscal year thereafter under all Long-Term Leases would exceed five percent (5%) of Consolidated Adjusted Net Worth determined as at the end of the most recently ended fiscal year of the Company, at such time.

                 (ii) Any Person that becomes a Restricted Subsidiary after the date hereof shall be deemed to have entered into, at the time that it becomes a Restricted Subsidiary, all Long-Term Leases on which such Person is lessee existing immediately after it becomes a Restricted Subsidiary.

           6G. Guarantees. The Company shall not, and shall not permit any Restricted Subsidiary to, become or be liable in respect of any Guarantee other than a Restricted Guarantee.

          6H. Consolidated Earnings Available for Fixed Charges. The Company shall not permit Consolidated Earnings Available for Fixed Charges for any period of four (4) consecutive fiscal quarters of the Company to be less than one hundred ten percent (110%) of Consolidated Fixed Charges for such period.

          6I.  Restricted Payments.

               (i)  The Company shall not:

                          (a)   declare  or  pay  any  dividends,
          either in cash or Property, on any class of its capital stock, or otherwise, except

                                     (1)    Patronage   Dividends
               payable in cash and cash dividends payable on Class B Stock and Class C Stock in any calendar year in an aggregate amount for all such Patronage Dividends and other dividends up to (but not exceeding) twenty percent (20%) of the sum of Consolidated Taxable Income plus, to the extent deducted in the determination of Consolidated Taxable Income, Patronage Dividends, for such calendar year; and

                                    (2)  Patronage Dividends  and
               other  dividends,  in  each case  payable  by  the
               Company   solely  in  common  stock  or  allocated
               surplus of the Company;

               or

                          (b)  directly, or indirectly or through
          any Subsidiary, purchase, redeem or retire any of its capital stock or any warrants, rights or options to purchase or otherwise acquire any shares of its capital stock except

                                   (1)  in exchange for or out of
               the substantially concurrent issue and sale of shares of its capital stock, or warrants, rights or options to purchase or otherwise acquire any shares of its capital stock, so long as the proceeds of such concurrent issue and sale are not required by agreement, statute or regulation to be otherwise applied by the Company,

                                    (2)   out  of a substantially
               concurrent contribution to capital,

                                    (3)  repurchases of Class  B1
               Common Stock which the Company is required to make from the holders thereof who no longer have loans from the Company outstanding, or


                                       (4)     redemptions     or
               cancellations of Class B Stock or Class C Stock pursuant to Section 6.2(i) of the Company's by-laws as in effect on the date hereof, so long as no cash or other Property is paid to the holders thereof; or

                          (c)  directly, or indirectly or through
          any Subsidiary, make any other payment or distribution in respect of its capital stock

     (such declarations and payments of dividends, purchases, redemptions or retirements of stock, warrants, rights or options and all such other distributions, together with all payments in respect of Subordinated Debt pursuant to paragraph 6N(iii) of this Agreement being herein collectively called "Restricted Payments"), if after giving effect thereto the aggregate amount of Restricted Payments, together with all Patronage Dividends payable in cash and all cash dividends on Class B Stock and Class C Stock, declared or made during the period from and after December 31, 1991 to and including the date of the declaration or making of the Restricted Payment in question, would exceed the sum of

                                    (1)   Fifteen Million Dollars
               ($15,000,000), plus

                                    (2)   fifty percent (50%)  of
               Consolidated Adjusted Net Income (or minus one hundred percent (100%) of Consolidated Adjusted Net Income in the case of a deficit) for the period commencing on January 1, 1992 and ending on the last day of the fiscal year of the Company most recently ended on such date, all computed on a cumulative basis for said entire period.

                     (ii)  The  Company  shall  not  declare  any
          dividend payable more than sixty (60) days after the date of the declaration thereof.

                (iii) For the purposes of this paragraph 6I, the amount of any Restricted Payment declared or paid or distributed in Property of the Company or any Restricted Subsidiary shall be deemed to be the greater of book value or Fair Market Value, as determined in good faith by the Board of Directors (in each case after deducting any liabilities relating thereto which are, concurrently with the receipt of such Restricted Payment, assumed by the recipient thereof), of such Property at the time of the making of the Restricted Payment in question.

                (iv) The Company shall not declare or make any Restricted Payment if, after giving effect thereto, a Default or an Event of Default would exist.

          6J.  Limitation on Investments.

                (i)   The Company shall not, and shall not permit
     any   Restricted   Subsidiary  to,   make   any   Restricted
     Investments.

                (ii) Any corporation which becomes a Restricted Subsidiary subsequent to the date of this Agreement shall be deemed to have made, immediately after becoming a Restricted Subsidiary, any Restricted Investment that it shall have outstanding at the time it shall become a Restricted Subsidiary.

          6K.  Transactions with Affiliates.

                (i) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any transaction, including, without limitation, the purchase, sale or exchange of Property or the rendering of any service, with any Affiliate except (i) for the NCB Development Corporation Contribution and (ii) in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

                (ii) Any corporation that becomes a Restricted Subsidiary subsequent to the date of this Agreement shall be deemed to have entered into, at the date it becomes a Restricted Subsidiary, all transactions with Affiliates with respect to which such corporation will be obligated immediately after it becomes a Restricted Subsidiary.

           6L. Repurchase of Notes. The Company shall not, and shall not permit any Restricted Subsidiary or any Affiliate, directly or indirectly, to, purchase or make any offer to purchase any Notes, unless the Company or such Restricted Subsidiary or Affiliate has offered to purchase Notes, pro rata from all holders of the Notes and upon the same terms. In case the Company purchases any Notes, such Notes shall thereafter be canceled and no Notes shall be issued in substitution therefor.

           6M. Issuance of Subordinated Debt. The Company shall not create, issue, assume, guarantee or in any manner become liable after the date of this Agreement in respect of any Subordinated Debt having a maturity earlier than January 1, 2006, or the benefit of any mandatory sinking fund or similar provision for the prepayment thereof prior to January 1, 2006.

           6N. Voluntary Retirement of Subordinated Debt. The Company shall not, directly or indirectly or through any Subsidiary, purchase, redeem or otherwise retire or acquire prior to the respective stated maturities thereof, the whole or any part of any issue of Subordinated Debt except

               (i) subject to paragraph 6M of this Agreement, in accordance with the applicable provisions thereof or of any indenture, agreement or similar instrument under or pursuant to which such Debt has been issued, unconditionally requiring payments into a sinking fund, periodic prepayments, or other analogous payments for the amortization of such Debt, or

                (ii) out of the proceeds of a substantially concurrent issue or sale of capital stock or Debt ranking on a parity with, or junior to, the Debt proposed to be purchased, redeemed or otherwise retired or acquired, or

                (iii) out of funds that at the time are available for Restricted Payments pursuant to, and within the limitations of, paragraph 6I of this Agreement, it being understood that the amounts so used pursuant to this clause
     (iii) shall reduce pro tanto the amount otherwise available for Restricted Payments under paragraph 6I of this Agreement.

           6O. Subordination Provisions. The Company shall not, at any time, be a party to any amendment, waiver or modification of any subordination provisions or payment provisions applicable to any Subordinated Debt.

          6P.  Class A Notes.

                (i) No Voluntary Prepayment. The Company shall not, directly or indirectly or through any Subsidiary, purchase, redeem or otherwise retire or acquire, prior to the respective stated maturities thereof, the whole or any part of any Class A Notes except out of the net cash proceeds of a substantially concurrent issue or sale of Class B Stock or Class C Stock.

                (ii) No Amendments. The Company shall not amend, modify, terminate, or waive any of its rights under the
     Financing Agreement or any of the Class A Notes (or any other agreement or similar instrument under or pursuant to which such Class A Notes have been issued) without the prior written consent of the Required Holders, except that the
     Company may enter into an amendment of the Financing Agreement providing for a prepayment of the Class A Notes in 2010 and 2015 with the proceeds of a substantially simultaneous issue of equity or Subordinated Debt.

     7    EVENTS OF DEFAULT.

           7A.   Nature  of Events.  An "Event of Default"  shall
exist if any of the following occurs and is continuing:

                 (i)    Principal  or  Yield-Maintenance   Amount
     Payments -- the Company fails to make any payment of principal or Yield-Maintenance Amount on any Note on or before the date such payment is due;

                (ii) Interest Payments -- the Company fails to make any payment of interest on any Note on or before the date such payment is due and such failure shall continue for a period of three (3) Business Days;

                (iii) Particular Defaults -- the Company or any Subsidiary fails to perform or observe any covenant contained in paragraphs 5D and 5F and paragraph 6A through paragraph 6P (other than paragraph 6J and paragraph 6K) of this Agreement, inclusive; or the Company shall terminate or modify any provision of the Financing Agreement or shall fail to perform or observe any covenant contained in the Financing Agreement;

                 (iv) Other Defaults -- the Company or any Subsidiary fails to comply with any other provision of this Agreement, and such failure continues for more than thirty
     (30) days after any officer of the Company has knowledge thereof;

                 (v) Warranties or Representations -- any warranty, representation or other statement by or on behalf of the Company contained in this Agreement or in any instrument furnished by or on behalf of the Company in compliance with or in reference to this Agreement was or shall have been false or misleading in any material respect at the time made;

                (vi) Default on Indebtedness or Other Security -- the Company or any Restricted Subsidiary fails to make any payment due on any one or more Material Obligations or any event shall occur or any condition shall exist in respect of any one or more Material Obligations of the Company or any Restricted Subsidiary, or under any agreement securing or relating to any such Material Obligations (and any such failure, event or condition shall not have been cured, waived or consented to by the holder or holders of such Material Obligations or a trustee therefor), the effect of which is

                          (a)  to cause (or permit any holder  of
          such Material Obligation or a trustee of such holder to cause) such Material Obligation or Material Obligations, or a portion thereof, to become due prior to its or their stated maturity or prior to its or their regularly scheduled dates of payment (regardless of any limitations, such as those applicable to Subordinated Debt, on the amount of such Material Obligations which may be paid upon such acceleration),

                          (b)   to permit a trustee or the holder
          of any Security (other than common stock of the Company or any Restricted Subsidiary) to elect a majority of the directors on the board of directors of the Company or such Restricted Subsidiary, or

                          (c)   to permit the holder of any  such
          Material Obligation to require the Company or any Restricted Subsidiary to repurchase such Material Obligation or a portion thereof from such holder;

                (vii) Involuntary Bankruptcy Proceeding -- a receiver, liquidator, custodian or trustee of the Company or any Restricted Subsidiary, or of any of the Property of any of such Persons, is appointed by court order and such order remains in effect for more than ninety (90) days; or the Company or any Restricted Subsidiary is adjudicated bankrupt or insolvent; or any of the Property of any of such Persons is sequestered by court order and such order remains in effect for more than ninety (90) days; or a petition is filed against the Company or any Restricted Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within thirty (30) days after such filing;

                (viii) Voluntary Petitions -- the Company or any Restricted Subsidiary files a petition in voluntary bankruptcy or seeking relief under any provisions of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under such law;

               (ix) Assignments for Benefit of Creditors, etc. -- the Company or a Restricted Subsidiary makes an assignment for the benefit of its creditors, is not paying its debts generally as they become due, admits in writing its inability to pay its debts generally as they become due or consents to the appointment of a receiver, trustee, custodian or liquidator of the Company or such Restricted Subsidiary or of all or any part of the Property of any of such Persons; or

                 (x) Undischarged Final Judgments -- final judgment or judgments for the payment of money, aggregating in excess of Five Hundred Thousand Dollars ($500,000) for all such judgments, is or are outstanding against the Company or any of the Restricted Subsidiaries and any one of such judgments has been outstanding for more than thirty
     (30) days from the date of its entry and has not been discharged in full or stayed.

          7B.  Default Remedies.

                (i)   Acceleration on Event of  Default.   If  an
     Event of Default exists, then

                          (a)   if  such Event of Default  is  an
          Event  of  Default  specified in clause  (vii),  clause
          (viii) or clause (ix) of paragraph 7A of this Agreement with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and

                          (b)   if such Event of Default  is  any
          other Event of Default, the Required Holders may exercise any right, power or remedy permitted to such holder or holders by law, and may, in particular, at its or their option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable, together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, provided that the Yield-Maintenance Amount, if any, with respect to each Note shall be due and payable upon such declaration only if

                                   (1)  such event is an Event of
               Default  specified in any of clause (i) to  clause
               (vi), inclusive, or clause (x) of paragraph 7A of this Agreement,

                                    (2)   the holders making such
               declaration shall have given to the Company, at least ten (10) Business Days before such declaration, written notice stating its or their intention so to declare the Notes to be immediately due and payable and identifying one or more such Events of Default whose occurrence on or before the date of such notice permits such declaration and

                                   (3)  one or more of the Events
               of Default so identified shall be continuing at the time of such declaration.

                (ii) Acceleration on Payment Default. During the existence of an Event of Default described in paragraph 7A(i) or paragraph 7A(ii) hereof, and irrespective of whether the Notes then outstanding shall have been declared to be due and payable pursuant to paragraph 7B(i)(b) hereof, any holder of Notes who or which shall have not consented to any waiver with respect to such Event of Default may, at his or its option, by notice in writing to the Company, declare the Notes then held by such holder to be, and such Notes shall thereupon become, forthwith due and payable together with all interest accrued thereon, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith pay to such holder the entire principal of and interest accrued on such Notes and, to the extent permitted by law, the Yield-Maintenance Amount at such time with respect to such principal amount of such Notes.

                  (iii) Valuable Rights. The Company acknowledges, and the parties hereto agree, that the right of each holder to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) is a valuable right and that the provision for payment of a Yield-Maintenance Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

                (iv) Other Remedies. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

               (v) Nonwaiver and Expenses. No course of dealing on the part of any holder of Notes nor any delay or failure on the part of any holder of Notes to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. If the Company shall fail to pay when due any principal of, or Yield-Maintenance Amount or interest on, any Note, or shall fail to comply with any other provision hereof, the Company shall pay to each holder of Notes, to the extent permitted by law, such further amounts as shall be sufficient to cover the costs and expenses, including but not limited to reasonable attorneys' fees, incurred by such holder in collecting any sums due on such Notes or in otherwise assessing, analyzing or enforcing any rights or remedies that are or may be available to it.

            7C. Annulment of Acceleration of Notes. If a declaration is made pursuant to paragraph 7B(i)(b) of this Agreement in respect of any Notes by any holder or holders thereof then, and in every such case, the Required Holders may, by written instrument filed with the Company, rescind and annul such declaration, and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

                (i) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement;

               (ii) all arrears of interest upon all of the Notes and all other sums payable under the Notes and under this Agreement (except any principal of or interest on the Notes which has become due and payable by reason of such declaration under paragraph 7B(i)(b) of this Agreement) shall have been duly paid; and


                (iii)     each and every other Default and  Event
     of Default shall have been waived pursuant to paragraph 11C of this Agreement or otherwise made good or cured,

and provided further that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

     8    REPRESENTATIONS, COVENANTS AND WARRANTIES.  The Company
represents, covenants and warrants as follows:

           8A.   Subsidiaries and Affiliates.  Annex  2  to  this
Agreement states the name of each of

                (i) the Subsidiaries (specifying which thereof are Restricted Subsidiaries), its jurisdiction of incorporation, the jurisdiction in which it does business, the percentage of its Voting Stock owned by the Company and each other Subsidiary and, to the best of the Company's knowledge, the identity and ownership of any other holders of its Voting Stock, and

                (ii)  the  Company's corporate or  joint  venture
     Affiliates and the nature of the affiliation.

          8B.  Corporate Organization and Authority.  Each of the
Company and the Subsidiaries

                (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation,

               (ii) has all requisite power and authority and all necessary licenses and permits to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted, and

               (iii) is duly authorized and has duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the character of its Properties or the nature of its activities makes such qualification necessary.

           8C.   Financial  Statements; Material Adverse  Change;
Description of Business.

                 (i) Financial Statements. The consolidated statements of financial condition of the Company and the Subsidiaries as of December 31 in the years 1994, 1995, 1996, 1997 and 1998 inclusive, and the related consolidated statements of income and cash flows and changes in members' equity for the fiscal years ended on such dates, in each case accompanied by reports thereon containing opinions without qualification, except as therein noted, by its independent certified public accountants, and the consolidated balance sheet of the Company and the Subsidiaries as of September 30, 1999 and the related consolidated statements of income and cash flows and reconciliation of net income to net cash provided by operating activities for the nine (9) month period ended on such date, copies of which have been delivered to you, have been prepared in accordance with generally accepted accounting principles consistently applied, and present fairly the financial position of the Company and the Subsidiaries as of such dates and the results of their operations for such periods. All of the above-described consolidated financial statements include the accounts of all Subsidiaries for the respective periods during which a subsidiary relationship has existed.

                (ii) Material Adverse Change.  Since December 31,
     1998, there has been no material adverse change in the condition, financial or otherwise, of the Company and the Subsidiaries, taken as a whole.

                  (iii)       Description   of   Business.    The
     description of the business conducted and proposed to be conducted by the Company and the Subsidiaries set forth in Annex 2 is correct in all material respects.

          8D. Full Disclosure. Neither the financial statements referred to in paragraph 8C of this Agreement, nor any other written statement furnished by, or on behalf of, the Company to you in connection with the negotiation hereof, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading. There are no facts which the Company has not disclosed to you in writing that in the aggregate materially affect adversely or, so far as the Company can now foresee, will in the future in the aggregate materially affect adversely the Properties, business, prospects, profits or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations under this Agreement or the Notes.

           8E. Pending Litigation and Judgments. There are no proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or the Subsidiaries in any court or before any governmental authority or arbitration board or tribunal that in the aggregate involve more than a remote possibility of materially and adversely affecting the Properties, business, prospects, profits or condition (financial or otherwise) of the Company or the Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations under this Agreement or the Notes. Neither the Company nor the Subsidiaries is in default with respect to any order of any court, governmental authority or arbitration board or tribunal. No unsatisfied judgment against the Company or any of the Subsidiaries is outstanding.

           8F. Title to Properties. Each of the Company and the Subsidiaries has good and marketable title in fee simple (or its equivalent under applicable law) to all the real Property, and has good title to all the other Property, it purports to own, including that reflected in the most recent balance sheet referred to in paragraph 8C of this Agreement (except as sold or otherwise disposed of in the ordinary course of business). All such Property owned by the Company is free from Liens not permitted by paragraph 6C of this Agreement. All leases necessary in any material respect for the conduct of the business of the Company and each of the Subsidiaries are valid and subsisting and are in full force and effect.

           8G. Patents and Trademarks. Each of the Company and the Subsidiaries owns or possesses all the patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing which are necessary for the present and planned future conduct of its and their business, without any known conflict with the rights of others, which, if adversely determined, would have a materially adverse effect on the Properties, business, prospects, profits or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations under this Agreement or the Notes.

           8H.   Issuance  is  Legal and Authorized;  Conflicting
Agreements and Other Matters.

                (i) Issuance is Legal and Authorized. The issuance, execution and delivery of the Notes by the Company and compliance by the Company with all of the provisions of this Agreement and of the Notes are within the corporate powers of the Company.

                (ii) Conflicting Agreements and Other Matters. Neither the Company nor any Subsidiary is a party to one or more contracts or agreements or subject to one or more charter or other corporate restrictions which in the aggregate materially and adversely affects the Properties, business, prospects, profits or condition (financial or otherwise) of the Company or the Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations under this Agreement or the Notes. The execution and delivery of this Agreement and the Notes, the offering, issuance, execution and delivery of the Notes and the fulfillment of and compliance with the terms and provisions of this Agreement and of the Notes, will not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the Property of the Company or any of the Subsidiaries pursuant to, the charter or by-laws of the Company or any of the Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of the Subsidiaries is subject.

           8I. No Defaults. No event has occurred and no condition exists that, upon the issuance of the Notes in substitution therefor, would constitute a Default or an Event of Default. The Company is not in violation in any respect of any term of its charter or bylaws. The Company is not in violation in any material respect of any term in any agreement or other instrument to which it is a party or by which it or any of its Property may be bound.

           8J. Governmental Consent. Neither the nature of the Company or any of the Subsidiaries, or of any of their respective businesses or Properties, nor any relationship between the Company or any of the Subsidiaries and any other Person, nor any circumstance in connection with the offer and issuance of the Notes is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the Company as a condition to the execution, delivery and performance of this Agreement or the offer, issue, execution, delivery and performance of the Notes.

           8K. Taxes. All tax returns required to be filed by the Company or any of the Subsidiaries in any jurisdiction have in fact been filed, and all taxes, assessments, fees and other governmental charges upon the Company or any of the Subsidiaries, or upon any of their respective Properties, income or franchises, shown to be due and payable on said returns have been paid to the extent such taxes, assessments, fees and charges have become due and payable. Neither the Company nor any of the Subsidiaries knows of any proposed additional tax assessments against it. The Federal income tax liability of the Company and the Subsidiaries has been finally determined by the Internal Revenue Service and satisfied for all taxable years up to and including the taxable year ended December 31, 1995, and no material controversy in respect of additional income taxes due is pending or, to the knowledge of the Company, threatened. The provisions for taxes on the books of the Company and the Subsidiaries are adequate for all open years, and for its current fiscal period.

           8L. Margin Securities, etc. The proceeds realized upon the issuance of the Notes will not be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" as defined in Regulation U and X (12 CFR Parts 221 and 224) of the Board of Governors of the Federal Reserve System (herein called "margin stock") or for the purpose of maintaining, reducing or retiring any indebtedness that was originally incurred to purchase or carry any stock that is a margin stock or for any other purpose that might constitute such transaction a "purpose credit" within the meaning of such Regulations. None of the transactions contemplated in this Agreement will violate or result in a violation of Section 7 of the Exchange Act or any regulations issued pursuant thereto, including, without limitation, Regulations T, U, X or any other regulation of the Board of Governors of the Federal Reserve System. The Company does not own or intend to carry or purchase any margin stock. None of the proceeds from the sale of the Notes will be used to purchase, or refinance any borrowing the proceeds of which were or will be used to purchase, any "security" within the meaning of the Exchange Act.

           8M. Private Offering. Neither the Company or any of the Subsidiaries, nor any agent acting on their behalf, has, directly or indirectly, offered the Notes or any similar Security of the Company for sale or exchange to, or solicited any offers to buy the Notes or any similar Security of the Company from, or otherwise approached or negotiated with respect to this Agreement with, any Person other than you, and neither the Company or any of the Subsidiaries, nor any agent acting on their behalf, has taken or will take any action that would subject the issuance of the Notes to the provisions of Section 5 of the Securities Act or to the provisions of any Securities or Blue Sky law of any applicable jurisdiction.

           8N. Compliance with Law. Neither the Company nor any of the Subsidiaries:

                (i) is in violation of any laws, ordinances, or governmental rules or regulations to which it is subject; or

                (ii) has failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its Property or to the conduct of its business,

which violations or failures to obtain might in the aggregate materially adversely affect the business, prospects, profits, Properties or condition (financial or otherwise) of the Company or the Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations under this Agreement or the Notes.

          8O. Indebtedness. Annex 2 to this Agreement correctly describes all Debt for borrowed money of the Company outstanding as of the close of business on the date of execution and delivery of this Agreement, and indicates which of such indebtedness (if any, and the amount thereof) is secured by a Lien. There is no Subordinated Debt outstanding other than the Class A Notes. The aggregate amount of indebtedness for borrowed money of the Company outstanding as of the date of execution and delivery of this Agreement does not exceed one thousand percent (1000%) of the sum of the paid-in capital and surplus of the Company at such date.

           8P. Restrictions on Company. Neither the Company nor any of the Subsidiaries is a party to any contracts or agreements, or subject to any charter or other corporate restrictions, that in the aggregate materially and adversely affect its business. The Company is not a party to any contract or agreement that restricts its right or ability to incur additional Debt, other than this Agreement and the agreements relating to the Debt described in Annex 2 to this Agreement. The Company has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by paragraph 6C(i) of this Agreement.

           8Q. Employee Retirement Income Security Act of 1974. The present value of all benefits vested under all Pension Plans did not, as of December 31, 1998, the last annual valuation date for which a report is available, exceed the value of the assets of the Pension Plans allocable to such vested benefits. The consummation of the transactions herein provided for and compliance by the Company with the provisions of this Agreement and the Notes will not involve any "prohibited transaction" within the meaning of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended. The representation by the Company in the second sentence of this paragraph 8Q is made in reliance upon and subject to (i) the accuracy of your representation in paragraph 9B as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you and (ii) the assumption, made solely for the purpose of making such representation, that Department of Labor Interpretive Bulletin 75-2 with respect to prohibited transactions remains valid in the circumstances of the transactions contemplated herein. The Company, the Subsidiaries, their respective employee benefit plans and any trusts thereunder are in substantial compliance with ERISA. Neither any of the employee benefit plans maintained by the Company or the Subsidiaries, or to which the Company or the Subsidiaries makes any contribution, nor any trusts thereunder have been terminated or have incurred any "accumulated funding deficiency," as such term is defined in
Section 302 of ERISA (whether or not waived), since the effective date of ERISA, nor have there been any "reportable events," as that term is defined in Section 4043 of ERISA, since the effective date of ERISA.

           8R.   Investment  Company Act.   The  Company  is  not
directly or indirectly controlled by, or acting on behalf of any Person which is, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     9    REPRESENTATIONS OF THE PURCHASERS.

     Each Purchaser represents as follows:

           9A. Nature of Purchase. Such Purchaser is not acquiring the Notes purchased by it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser's property shall at all times be and remain within its control.

           9B. Source of Funds. The source of funds being used by such Purchaser to pay the purchase price of the Notes purchased by such Purchaser hereunder constitutes assets allocated to: (a) the "insurance company general account" of such Purchaser (as such term is defined under Section V of the United States Department of Labor's Prohibited Transaction Class Exemption ("PTCE") 95-60), and as of the date of the purchase of the Notes such Purchaser satisfies all of the applicable requirements for relief under Sections I and IV of PTCE 95-60, or
(b) a separate account maintained by such Purchaser in which no employee benefit plan, other than employee benefit plans identified on a list which has been furnished by such Purchaser to the Company, participates to the extent of 10% or more. For the purpose of this paragraph 9B, the terms "separate account" and "employee benefit plan" shall have the respective meanings specified in section 3 of ERISA.

      10    DEFINITIONS.  For the purpose of this Agreement,  the
terms defined in paragraphs 1 and 2 shall have the respective meanings specified therein, and the following terms shall have the meanings specified with respect thereto below:

          10A. Yield-Maintenance Terms.

           "Called Principal" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4 or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

           "Discounted Value" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.

           "Reinvestment Yield" shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by
(i)  the  yields reported, as of 10:00 A.M. (New York City  local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Bridge/Telerate Service (or such other display as may replace page 678 on the Bridge/Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and
(b) interpolating linearly between yields reported for various maturities.

           "Remaining Average Life" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

           "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4 or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

           "Yield-Maintenance Amount" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

          10B. Other Terms.

          "Adjusted Tangible Assets" at any time means all assets
(including, without duplication, the capitalized value of any leasehold interest under any Capitalized Lease) except:

               (a)  deferred assets and intangible assets,

               (b) patents, copyrights, trademarks, trade names, franchises, goodwill, organizational expense, experimental expense and other similar intangible assets,

               (c)  unamortized debt discount and expense, and

               (d) assets located, and notes and receivables due from obligors domiciled, outside the United States of America, Puerto Rico or Canada.

            "Affiliate"  shall  mean  any  Person   directly   or
indirectly controlling, controlled by, or under direct or indirect common control with, the Company, except a Subsidiary. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

            "Agreement" shall have the meaning specified in paragraph 11C.

            "Asset Disposition Date" shall have the meaning specified in paragraph 6B(i).

           "Asset Securitization" means, with respect to any Person, a transaction involving the sale or transfer of receivables by such Person (an "Originator") to a special purpose corporation or grantor trust (an "SPV") established solely for the purpose of purchasing such receivables from the Company for cash in an amount equal to the Fair Market Value thereof; provided, however, that the Company may (A) establish and maintain a reserve account containing cash or Securities as a credit enhancement in respect of any such sale or (B) purchase or retain a subordinated interest in such receivables being sold.

          "Asset Securitization Recourse Liability" means, at any time, with respect to any Person, the maximum amount of such Person's liability (whether matured or contingent) under any agreement, note or other instrument in connection with any one or more Asset Securitizations in which such Person has agreed to repurchase receivables or other assets, to provide direct or indirect credit support (whether through cash payments, the establishment of reserve accounts containing cash or Securities, an agreement to reimburse a provider of a letter of credit for any draws thereunder, the purchase or retention of a subordinated interest in such receivables or other assets, or other similar arrangements), or in which such Person may be otherwise liable for all or a portion of any SPV's obligations under Securities issued in connection with such Asset Securitizations.

           "Authorized Officer" shall mean (i) in the case of the Company, its chief executive officer, its chief financial officer, any vice president of the Company designated as an "Authorized Officer" of the Company in the Information Schedule attached hereto as Annex 1 or any vice president of the Company designated as an "Authorized Officer" of the Company for the purpose of this Agreement in an Officer's Certificate executed by the Company's chief executive officer or chief financial officer and delivered to Prudential, and (ii) in the case of Prudential, any officer of Prudential designated as its "Authorized Officer" in the Information Schedule or any officer of Prudential designated as its "Authorized Officer" for the purpose of this Agreement in a certificate executed by one of its Authorized Officers. Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom Prudential in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company, and any action taken under this Agreement on behalf of Prudential by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Prudential and whom the Company in good faith believes to be an Authorized Officer of Prudential at the time of such action shall be binding on Prudential even though such individual shall have ceased to be an Authorized Officer of Prudential.

           "Bank Loan Agreement" means the Third Amended and Restated Loan Agreement, dated as of May 28, 1997, by and among the Company, the banks signatory thereto and Fleet Bank, N.A. (formerly known as Natwest, N.A), as amended from time to time.

           "Board of Directors" at any time means the board of directors of the Company or any committee thereof which, in the instance, shall have the lawful power to exercise the power and authority of such board of directors.

           "Business Day" shall mean any day other than (i) a Saturday or a Sunday, and (ii) a day on which commercial banks in New York City are required or authorized to be closed.
           "Capitalized Lease" means any lease the obligation for Rentals with respect to which is required to be capitalized on a balance sheet of the lessee in accordance with generally accepted accounting principles.

           "Class A Notes" means "class A notes" the terms of which are defined in 12 U.S.C. 3014 as in effect on the Date of Assumption and Restatement.

           "Class B Stock" means "class B stock" the terms of which are defined in 12 U.S.C. 3014 as in effect on the Date of Assumption and Restatement.

           "Class B1 Common Stock" means the series of Class B stock comprising Class B stock purchased for cash after June 28, 1984.

           "Class C Stock" means "class C stock" the terms of which are defined in 12 U.S.C. 3014 as in effect on the Date of Assumption and Restatement.

           "Closing Day" shall have the meaning specified in paragraph 2.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

           "Company" shall have the meaning specified in the introductory sentence to this Agreement.

           "Company Senior Obligations" at any time means, with respect to the Company, the sum of

                (a) the aggregate unpaid principal amount of Senior Debt of the Company, plus

                (b)   the  aggregate  amount of  all  Capitalized
     Leases of the Company plus

               (c) Restricted Guarantees of the Company computed on the basis of total outstanding contingent liability, plus

                (d) Asset Securitization Recourse Liabilities of the Company (meeting the conditions set forth in either clause (i) or clause (ii) below):

                          (1)   to  the extent, but only  to  the
          extent, that such obligations arise from the Company's obligation to repurchase receivables or other assets as a result of a default in payment by the obligor thereunder or any other default in performance by such obligor under any agreement related to such receivables; or

                          (2)   if  the Company shall maintain  a
          reserve  account  containing  cash  or  Securities   in
          respect of any such obligations or shall retain or purchase a subordinated interest therein, to the extent, but only to the extent, of the amount of such reserve account or subordinated interest.

           "Consolidated Adjusted Net Income" for any fiscal period of the Company means net earnings or net loss (determined on a consolidated basis) of the Company and the Restricted Subsidiaries after income taxes for such period, but excluding from the determination of such earnings the following items (together with the income tax effect, if any, applicable thereto):

                     (a)   the  proceeds  of any  life  insurance
          policy;

                     (b)   any gain or loss arising from the sale
          of capital assets;

                (c) any gain arising from any reappraisal, revaluation or write-up of assets;

                (d)  any gain arising from transactions of a non-
     recurring  or  nonoperating and material nature  or  arising
     from   sales   or   other  dispositions  relating   to   the
     discontinuance of operations;

               (e) earnings of any Restricted Subsidiary accrued prior to the date it became a Restricted Subsidiary;

                (f) earnings of any corporation, substantially all the assets of which have been acquired in any manner, realized by such other corporation prior to the date of such acquisition;

                (g) net earnings of any business entity (other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest, unless such net earnings shall have actually been received by the Company or such Restricted Subsidiary in the form of cash distributions;

                (h) any portion of the net earnings of any Restricted Subsidiary which for any reason is unavailable for payment of dividends to the Company or any other
     Restricted Subsidiary;

               (i) the earnings of any Person to which assets of the Company shall have been sold, transferred or disposed of, or into which the Company shall have merged, prior to the date of such transaction;

                (j) any gain arising from the acquisition of any Securities of the Company or any Subsidiary; and

                (k) any amortization of deferred or other credit representing the excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary.

           "Consolidated Adjusted Net Worth" at any time means, with respect to the Company and the Restricted Subsidiaries
(determined on a consolidated basis):

                (a)   the amount of capital stock liability  plus
     (or  minus in the case of a deficit) the capital surplus and
     earned   surplus   of   the  Company  and   the   Restricted
     Subsidiaries, less (without duplication) the sum of

                (b) the net book value, after deducting any reserves applicable thereto, of all items of the following character which are included in the assets of the Company and the Restricted Subsidiaries:

                          (1)   all deferred charges and  prepaid
          expenses other than prepaid taxes and prepaid insurance premiums;

                         (2)  treasury stock;

                          (3)    unamortized  debt  discount  and
          expense and unamortized stock discount and expense;

                         (4)  goodwill, the excess of the cost of
          assets acquired over the book value of such assets on the books of the transferor, the excess of the cost of investments in any Person (including any Subsidiary) over the value of such investments on the books of such Person at the time of making such investments, organizational or experimental expense, patents, trademarks, copyrights, trade names and other intangibles;

                           (5)    all  receivables  (other   than
          Eurodollar deposits) owing by Persons whose principal place of business or principal assets are located in any jurisdiction other than the United States of America or Canada; and

                          (6)   any increment resulting from  any
          reappraisal, revaluation or write-up of capital assets subsequent to December 31, 1991.

If, notwithstanding paragraph 6J, the Company shall have any Restricted Investments outstanding at any time, such Restricted
Investments  shall  be  excluded from Consolidated  Adjusted  Net
Worth.

           "Consolidated Assets" at any time means the assets of the Company and the Restricted Subsidiaries that would be reflected on a consolidated balance sheet for the Company and the Restricted Subsidiaries at such time.

           "Consolidated Debt" at any time means all Debt of the Company and the Restricted Subsidiaries (including, without limitation, advances under the Blanket Agreement for Advances and Security Agreement, dated as of March 23, 1990, with the Federal Home Loan Bank of Cincinnati, as referenced in Annex 2 to this Agreement), plus, without duplication, the aggregate amount of the face amount of all letters of credit issued by the Company or any Restricted Subsidiary and all bankers' acceptances accepted by the Company or any Restricted Subsidiary at such time.

           "Consolidated Earnings Available for Fixed Charges" for any fiscal period of the Company means the sum of

                (a) Consolidated Adjusted Net Income for such period; plus

                 (b)   to  the  extent  deducted  in  determining
     Consolidated Adjusted Net Income for such period,

                          (1)   all  provisions for any  Federal,
          state or other income taxes made by the Company and the Restricted Subsidiaries during such period, and

                          (2)   Consolidated Fixed Charges during
          such period;

          plus

               (c)  the NCB Development Corporation Contribution.

           "Consolidated Effective Net Worth" at any time means the sum of

               (a)  Consolidated Adjusted Net Worth at such time;
     plus

               (b) the aggregate outstanding principal amount of Class A Notes at such time.

           "Consolidated Fixed Charges" for any fiscal period of the Company means, on a consolidated basis for the Company and the Restricted Subsidiaries, the sum of:

                (a) all interest and all amortization of Debt discount and expense on all Debt for borrowed money of the Company and the Restricted Subsidiaries; plus

               (b) all Rentals payable during such period by the Company and the Restricted Subsidiaries.

           "Consolidated Net Earnings" means, for any period, the net income or loss of the Company and the Restricted Subsidiaries, as applicable (determined on a consolidated basis for such Persons at such time), for such period, as determined in accordance with generally accepted accounting principles in effect at such time.

           "Consolidated Senior Debt" at any time means the aggregate amount of the obligations of the Company and the Restricted Subsidiaries set forth below that would be reflected on a consolidated balance sheet for the Company and the Restricted Subsidiaries at such time:

               (a)  the Notes;

               (b)  all other Debt of the Company or a Restricted
     Subsidiary for borrowed money that is not expressed to be subordinate or junior to any other Debt;

               (c)  all Guarantees of the Company or a Restricted
     Subsidiary;

                (d)   all  obligations in respect of  Capitalized
     Leases;

                (e) in respect of the Company or any Restricted Subsidiary, the aggregate amount of all demand and term deposits made by any Person with the Company or such Restricted Subsidiary (including, without limitation, certificates of deposit issued by the Company or such Restricted Subsidiary); and

                (f) Asset Securitization Recourse Liabilities to the extent, but only to the extent, that such obligations have matured.

           "Consolidated Taxable Income" means, in respect of the Company for any calendar year, the taxable income for such calendar year reported by the Company on its tax return filed with the Internal Revenue Service (or other successor federal agency) for such calendar year.

          "Date of Assumption and Restatement" means December 15,
1993.

          "Debt" at any time with respect to any Person means all obligations of such Person that in accordance with generally accepted accounting principles would be classified on a balance sheet of such Person as liabilities of such Person (except as specified in clause (d) below), including (without limitation) all

                (a) direct debt and other similar recourse and non-recourse monetary obligations of such Person,

               (b)  obligations secured by any Lien upon Property
     owned  by  such  Person, even though  such  Person  has  not
     assumed   or   become  liable  for  the  payment   of   such
     obligations,

                (c) obligations created or arising under any conditional sale, financing lease, or other title retention agreement with respect to Property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of such Property,

                (d) Guarantees of such Person (whether or not such Guarantees are classified as liabilities on the balance sheet of such Person at such time),

               (e) obligations in respect of Capitalized Leases, and

                (f) in respect of the Company or any Restricted Subsidiary, the aggregate amount of all demand and term deposits made by any Person with the Company or such Restricted Subsidiary (including, without limitation, certificates of deposit issued by the Company or such Restricted Subsidiary).

          "Default" means an event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

           "Disposition Assets" shall have the meaning specified in paragraph 6B(i).

          "Disposition Stock" shall have the meaning specified in paragraph 6A.

            "Disposition  Subsidiary"  shall  have  the   meaning
specified in paragraph 6A.

           "Disposition Value" with respect to any Property means the greater of

                (a) the book value of such Property as reflected on the balance sheet of the owner of such Property and

               (b)  the Fair Market Value of such Property,

           in each case as of the time of the disposition of such Property.

           "Eligible Derivatives" means derivative Securities which are sold in the ordinary course of the business of the Company and the Restricted Subsidiaries for the purpose of hedging or otherwise managing portfolio risk.

           "ERISA"  shall  mean  the Employee  Retirement  Income
Security Act of 1974, as amended.

           "Event of Default" shall mean any of the events specified in paragraph 7, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act.

           "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

           "Fair Market Value" at any time with respect to any Property, means the sale value of such Property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller, under no compulsion to buy or sell, respectively.

          "Financial Covenant" shall mean any covenant, agreement or provision (including, without limitation, the definitions applicable thereto) of or applicable to the Company or any Restricted Subsidiary contained in any agreement governing, or instrument evidencing, any Debt (or commitment to lend), other than Debt or a commitment to lend among the Company and one or more Restricted Subsidiaries, of the Company or any Restricted Subsidiary in an aggregate principal amount greater than Five Million Dollars ($5,000,000), which covenant, agreement or provision:

                (a)   requires  the  Company  or  any  Restricted
     Subsidiary to maintain specified financial amounts or ratios or to meet other financial tests;

                (b) restricts the ability of the Company or any Restricted Subsidiary to:

                          (1)   make  distributions, investments,
          capital expenditures or operating expenditures of any kind;

                          (2)  incur, create or maintain any Debt
          (or other obligations) or Liens;

                         (3)  merge, consolidate or acquire or be
          acquired by any Person;

                         (4)  sell, lease, transfer or dispose of
          any Property (other than restrictions imposed solely upon collateral, and not upon Property of the Company or any Restricted Subsidiary generally, by holders of Liens thereon which are permitted by this Agreement); or

                          (5)  issue or sell any capital stock of
          any kind;

                (c)  is similar to any provision in paragraphs  5
     or 6 of this Agreement; or

                (d) provides that a default or event of default shall occur, or that the Company or any Restricted Subsidiary shall be required to prepay, redeem or otherwise acquire for value any Debt or security as a result of its failure to comply with any provision similar to any of those set forth in any of the foregoing clauses (a), (b) or (c).

           "Financing Agreement" means the Financing Agreement, made as of December 21, 1989, by and between the Department of the Treasury, an executive department of the United States government, and the Company, as in effect on the Date of Assumption and Restatement.


           "Guarantees" at any time means, subject to the last sentence of this definition, all obligations of any Person guaranteeing or in effect guaranteeing any indebtedness or obligation or dividend of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person

               (a) to purchase any indebtedness or obligation or any Property constituting security therefor,

               (b)  to advance or supply funds

                          (1)  for the purchase or payment of any
          indebtedness or obligation or

                         (2)  to maintain working capital, equity
          capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of any indebtedness or obligation,

                (c) to purchase Property, Securities or services primarily for the purpose of assuring the owner of any indebtedness or obligation of the ability of the primary obligor to make payment of the indebtedness or obligation or

                 (d)   otherwise  to  assure  the  owner  of  the
     indebtedness or obligation of the primary obligor against loss in respect thereof (including, without limitation, contingent reimbursement obligations under letters of credit).

For purposes of this definition, (i) liabilities or endorsements in the ordinary course of business of checks and other negotiable instruments for deposit or collection, (ii) obligations of the Restricted Subsidiaries to acquire assets from the Company in the ordinary course of business, and (iii) Asset Securitization Recourse Liabilities shall be deemed not to be "Guarantees."

           "Hedge Treasury Note(s)" shall mean, with respect to any Accepted Note, the United States Treasury Note or Notes whose duration (as determined by Prudential) most closely matches the duration of such Accepted Note.

           "Hostile Tender Offer" shall mean, with respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which the Company makes the Request for Purchase of such Note.

           "Investments" shall have the meaning specified in the definition of "Restricted Investments".

           "Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, the Company or a Restricted Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

           "Long-Term Lease" means any lease (other than a Capitalized Lease) having an original term, including any period for which the lease may be renewed or extended at the option of the lessor, of more than one (1) year at the time the lessee shall have entered into such lease.

          "Material Obligation(s)" means any one or more Debts or other Securities having an aggregate outstanding principal or stated amount for all such Debts or other Securities of One
Million Dollars ($1,000,000) or more.

           "NCB Development Corporation Contribution" means the contribution made by the Company to NCB Development Corporation in any fiscal period of the Company pursuant to 12 U.S.C. 3051(d), as in effect on the Date of Assumption and Restatement.

           "Notes"  shall have the meaning specified in paragraph
1.

          "Officer's Certificate" shall mean a certificate signed in the name of the Company by an Authorized Officer of the Company.

           "Patronage Dividends" means "patronage dividend", as such term is defined in 12 U.S.C. 3019(b)(2) as in effect on the Date of Assumption and Restatement.

           "Pension Plans" means all "employee pension benefit plans", as such term is defined in Section 3 of ERISA, maintained or participated in by the Company or any of the Subsidiaries, as from time to time in effect.

           "Permitted Proceeds Application" means, in connection with a sale of assets in accordance with paragraph 6B hereof or a sale of Subsidiary Stock in accordance with paragraph 6A hereof, the application by the Company or a Restricted Subsidiary of the amount of proceeds specified in such paragraph to any of the following:

                (a) the acquisition by the Company or such Restricted Subsidiary of Adjusted Tangible Assets to be used in the ordinary course of business of the Company or such Restricted Subsidiary within ninety (90) days of such sale, so long as any proceeds to be applied pursuant to this clause (a) are invested in accordance with clause (c) hereof until such time as such proceeds are so applied,

                (b) the prepayment, allocated in proportion to the respective outstanding principal amounts thereof, of each of the Notes in accordance with paragraph 4 of this Agreement and Section 5.2 of each of the Other Restated Agreements, as the case may be, within ten (10) Business Days following the consummation of such sale, so long as any proceeds to be applied pursuant to this clause (b) are invested in accordance with clause (c) hereof until such time as such proceeds are so applied,

                (c) the investment of such proceeds in any Investment specified in clauses (d) to (k), inclusive, of the definition of "Restricted Investment" no later than the next Business Day following the consummation of such sale; provided that such proceeds are applied as provided in either of the foregoing clauses (a) or (b) of this definition within the period therein specified, or

                (d) the repayment of Debt outstanding under any revolving credit or similar agreement which provides for successive reborrowings and repayments thereunder at the Company's option; provided that (i) the aggregate amount of such proceeds so applied shall not exceed the lesser of Fifty Million Dollars ($50,000,000) and ten percent (10%) of Consolidated Total Assets and (ii) the amount of Debt so repaid shall be reborrowed and applied as provided in either of the foregoing clauses (a) or (b) within the period therein specified.

           "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

           "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

            "Prudential"  shall  mean  The  Prudential  Insurance
Company of America.

           "Prudential Affiliate" shall mean any corporation or other entity all of the Voting Stock (or equivalent voting securities or interests) of which is owned by Prudential either directly or through Prudential Affiliates.


          "Qualified Assets" at any time means the sum of

                (a) the principal amount of all promissory notes and other interest bearing obligations of the Company owned in the ordinary course of the Company's business less (i) reserves for credit losses applicable thereto, and (ii) unearned income,

               (b)  the Company's cash on hand and in banks, and

                 (c)    the  Company's  Investments  other   than
     Restricted Investments.

            "Rentals" at any time means all fixed rentals (including as such all payments which the lessee is obligated to make to the lessor on termination of a lease or surrender of leased Property) payable by the Company or a Restricted Subsidiary, as lessee or sublessee under a lease of Property, exclusive of any amounts required to be paid by the Company or a Restricted Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

          "Required Holder(s)" shall mean at any time, the holder or holders of at least sixty-six and two thirds percent (66 2/3%) of the aggregate principal amount of the Notes outstanding at such time.

            "Restricted  Guarantees"  at  any  time   means   all
Guarantees   by  the  Company  of  obligations  of  others   that
constitute sum certain obligations at the time such Guarantees are incurred.

            "Restricted Investments" at any time means all investments, made in cash or by delivery of Property, by the
Company and the Restricted Subsidiaries (x) in any Person, whether by acquisition of stock, indebtedness or other obligations or Securities, or by loan, advance or capital contribution, or otherwise, or (y) in any Property (items (x) and (y) herein called "Investments"), except the following:

                  (a) Investments in and to Restricted Subsidiaries, including any Investment in a corporation which, after giving effect to such Investment, will become a Restricted Subsidiary and including Investments in a Restricted Subsidiary that is designated as a Subsidiary in compliance with the proviso to the definition of "Restricted Subsidiary" so long as such Investments were made prior to the date of such designation;

                (b) Investments in Property to be used by the Company and the Restricted Subsidiaries in the ordinary course of their respective businesses;

                (c) Investments in promissory notes and other interest bearing obligations acquired in the ordinary course of business of the Company or the Restricted Subsidiaries;

                (d) Investments in commercial paper of any corporation which, at the time of acquisition by the Company or a Restricted Subsidiary, is accorded the highest rating by Standard & Poor's Rating Service, a division of McGraw-Hill, Inc., Duff & Phelps, Inc. or Moody's Investors Service, Inc. (or any other nationally recognized credit rating agency of similar standing if none of such corporations is then in the business of rating commercial paper);

                (e) Investments in direct obligations of the United States of America;

                (f) Investments in marketable obligations fully guaranteed or insured by the United States of America or marketable obligations for which the full faith and credit of the United States of America is pledged for the repayment in full of all principal and interest thereon;

                (g) Investments in marketable obligations issued or fully guaranteed or insured by any agency, instrumentality or corporation of the United States of America established by the United States Congress or marketable obligations for which the credit of any such agency, instrumentality or corporation is pledged for the repayment in full of all principal and interest thereon;

               (h) Investments in marketable general obligations of any state, territory or possession of the United States of America, or any political subdivision of any of the foregoing, or the District of Columbia, given one of the three (3) highest credit ratings in respect of the type of such obligations by Standard & Poor's Rating Service, a division of McGraw Hill, Inc. or Moody's Investors Service, Inc., and the obligor of which

                          (1)   has general taxing authority  and
          the power to levy such taxes as may be required for the payment of principal and interest thereon, and

                          (2)   has unconditionally fully secured
          the   payment  of  principal  and  interest   on   such
          obligations with its full faith and credit;

                 (i) Investments in domestic and Eurodollar negotiable time and variable rate certificates of deposit issued by Selected Commercial Banks;

                  (j)    Investments   in   marketable   bankers'
     acceptances   and   finance  bills  accepted   by   Selected
     Commercial Banks;

               (k) Investments in repurchase, reverse repurchase and security lending agreements fully collateralized by marketable obligations issued by the United States of America or by any agency or instrumentality thereof;

                (l) Investments in federal funds or similar unsecured loans to Selected Commercial Banks having a maturity of not more than four (4) days from the date of acquisition thereof;

                (m) Investments in marketable corporate debt securities given a credit rating of "A" or better by each of Standard & Poor's Rating Service, a division of McGraw Hill,
     Inc. and Moody's Investors Service, Inc.;

               (n) Investments in asset-backed securities issued against a pool of receivables which (i) have an average life or final maturity of not more than five (5) years and (ii) have been given a long-term rating of "AAA" or better by Standard & Poor's Rating Service, a division of McGraw Hill,
     Inc. or Moody's Investors Service, Inc.;
               (o) Investments in mortgage-backed securities issued against an underlying pool of mortgages which (i) have an average life, as determined by the dealer's prepayment assumptions at the time of purchase, of not more than five (5) years and (ii) have been given a long-term rating of "AAA" or better by Standard & Poor's Corporation or Moody's Investors Service, Inc.; and

               (p) "Equity Investments" provided that (i) the aggregate amount of such Equity Investments (on a cumulative basis) does not exceed an amount equal to ten (10%) percent of Consolidated Adjusted Net Worth as at any date of determination thereof, after giving effect to any such Equity Investment, and (ii) no single Equity Investment in any Person may be greater than $2,000,000.
     For purposes hereof, Equity Investment(s) shall mean the amount paid or committed to be paid in connection with the acquisition of any stock (common or preferred) or other equity securities of any Person or any obligation convertible into or exchangeable for a right, option or warrant to acquire such equity securities;

provided, that notwithstanding the foregoing clauses (a)  through
(p), inclusive, the term Restricted Investments shall for all purposes include all Investments described in the foregoing clauses (d) through (k), inclusive, to the extent that they mature more than one (1) year from the date of acquisition thereof by the Company or a Restricted Subsidiary.

           "Restricted Payments" shall have the meaning specified in paragraph 6I(i).

           "Restricted Subsidiary" means a Subsidiary engaged in one or more of the businesses referred to in paragraph 8C(iii) of this Agreement:

               (a) organized under the laws of the United States of America or a jurisdiction thereof;

                (b) that conducts substantially all of its business and has substantially all of its Property within the United States of America and/or Canada;

                (c) one hundred percent (100%) of all stock and equity Securities (except directors' qualifying shares) of which are legally and beneficially owned, directly or indirectly, by the Company; and

                (d) that is designated by the Board of Directors to be included in the definition of Restricted Subsidiary for all purposes of this Agreement;

provided, that any Subsidiary having been designated a Restricted Subsidiary may thereafter become a Subsidiary (other than a Restricted Subsidiary) by designation of the Board of Directors if at the time of such change in characterization and after giving effect thereto

                          (1)   no  Default or Event  of  Default
          shall exist, and

                          (2)   after the elimination of the  net
          earnings of any such Subsidiary from Consolidated Adjusted Net Income for the period subsequent to
          December 31, 1991, the Company would have been entitled, pursuant to the provisions of paragraph 6I, to declare or make all Restricted Payments declared or made during such period.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

           "Security" shall have the same meaning as in Section 2(1) of the Securities Act; provided, however, that Asset Securitization Recourse Liabilities shall not constitute "Securities" except (i) to the extent that such obligations arise from the Company's obligation to repurchase receivables or other assets as a result of a default in payment by the obligor thereunder or any other default in performance by such obligor under any agreement related to such receivables or (ii) if the Company shall maintain a reserve account containing cash or Securities in respect of any such obligations or shall retain or purchase a subordinated interest therein, to the extent of the amount of such reserve account or subordinated interest.

          "Selected Commercial Bank" means

                 (a) one of the one hundred (100) largest commercial banks organized under the laws of the United States of America or any state thereof and accorded a rating of "B" or better by Thomson BankWatch, Inc. (or accorded a comparable rating by another nationally recognized rating agency of similar standing if Thomson BankWatch, Inc. is not then in the business of rating commercial banks); or

                (b) one of the fifty (50) largest commercial banks organized under the laws of the United States of America or any state thereof and accorded a rating of "B/C" or better by Thomson BankWatch, Inc. (or accorded a comparable rating by another nationally recognized rating agency of similar standing if Thomson BankWatch, Inc. is not then in the business of rating commercial banks).

           "Senior Debt" means the Notes, all other Debt of the Company for borrowed money that is not expressed to be subordinate or junior to any other Debt, and Asset Securitization Recourse Liabilities to the extent, but only to the extent, that such obligations have matured.

          "Significant Holder" shall mean (i) Prudential, so long as Prudential or any Prudential Affiliate shall hold (or be committed under this Agreement to purchase) any Note, or (ii) any other holder of at least 5% of the aggregate principal amount of the Notes from time to time outstanding.

           "SPV" has the meaning assigned to such term in the definition of "Asset Securitization" in this paragraph 10B.

            "Stock Disposition Date" shall have the meaning specified in paragraph 6A.

          "Subordinated Debt" means (a) the Class A Notes and (b) all notes, debentures or other evidences of indebtedness of the Company for borrowed money of the Company which shall contain or have applicable thereto subordination provisions providing for the subordination of such indebtedness to the Notes and all other Senior Debt (but not to any other Debt) of the Company substantially in the following form:

           "Anything in this subordinated note to the contrary notwithstanding, the indebtedness evidenced by this subordinated note shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all indebtedness of the Company for money borrowed, whether outstanding at the date of this subordinated note or incurred after the date of this subordinated note, which is not by its terms subordinate or junior to any other indebtedness of the Company (such indebtedness of the Company, together with (i) all premiums (if any) due on such indebtedness, (ii) all interest accrued on such indebtedness (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Company, whether or not such interest is allowed under applicable law), and (iii) all other amounts payable from time to time to the holders of, or in respect of, such indebtedness (including, without limitation, all costs and expenses relating thereto) to which this subordinated note is subordinate and junior being herein called "Superior Indebtedness"):

                (a) in the event of any sale under or in accordance with any judgment or decree rendered in any proceeding by or on behalf of the holder or holders of this subordinated note or in the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Company, or the proceeds thereof, to creditors of the Company occurring by reason of any liquidation, dissolution or winding up of the Company or in the event of any execution sale, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or other similar proceeding relative to the Company or its debts or properties, then in any such event the holders of any and all Superior Indebtedness shall be preferred in the payment of their claims over the holder or holders of this subordinated note, and such Superior Indebtedness shall be first paid and satisfied in full before any payment or distribution of any kind or character, whether in cash, property or securities (other than securities which are subordinate and junior in right of payment to the payment of all Superior Indebtedness which may at the time be outstanding pursuant to terms substantially identical to the terms of this subordinated note), shall be made upon this subordinated note; and in any such event any dividend or distribution of any kind or character, whether in cash, property or securities (other than in securities which are subordinate and junior in right of payment to the payment of all Superior Indebtedness which may at the time be outstanding pursuant to terms substantially identical to the terms of this subordinated note) which shall be made upon or in respect of the indebtedness evidenced by this subordinated note, or any renewals or extensions hereof, shall be paid over to the holders of such Superior Indebtedness, pro rata, for application in payment thereof unless and until such Superior Indebtedness shall have been paid and satisfied in full;

                (b)  in the event that pursuant to the provisions
     hereof this subordinated note is declared or becomes due and payable before its expressed maturity because of an occurrence of an event of default described herein (under circumstances when the foregoing clause (a) shall not be applicable) or otherwise, no amount shall be paid by the Company in respect of the principal, interest or premium on this subordinated note (or any other amounts due in respect thereof), except at the stated maturity hereof (all subject to the foregoing clause (a) above), unless and until all Superior Indebtedness outstanding at the time this subordinated note so becomes due and payable because of any such event shall have been paid in full in cash or payment thereof shall have been provided for in a manner satisfactory to the holders of such outstanding Superior Indebtedness;

                (c) without limiting the effect of any of the other provisions hereof, during the continuance of any default with respect to any Superior Indebtedness or any agreement relating thereto, or any default in the payment of any Superior Indebtedness, no payment of principal, sinking fund, interest or premium (or any other amount) shall be made on or with respect to the indebtedness evidenced by this subordinated note or any renewals or extensions hereof; and

                (d) during any period of time when, pursuant to the foregoing paragraphs (b) or (c), payment may not be made on the indebtedness evidenced by this subordinated note, then the holder of this subordinated note shall take no action against or with respect to the Company to seek or to enforce collection of the Notes or to exercise any of such holder's rights with respect to this subordinated note, which prohibition shall include, without limitation, a prohibition against any acceleration of this subordinated note, the filing of a collection action, or the initiation of a bankruptcy petition against the Company.

           The Company covenants and agrees, for the benefit of each and every present and future holder of Superior Indebtedness, that in the event that pursuant to the provisions hereof this subordinated note is declared or becomes due and payable because of an occurrence of an event of default described herein or otherwise, then each holder of any Superior Indebtedness then outstanding shall have the right to declare immediately due and payable on demand all or any part of such Superior Indebtedness owing and payable to such holder, regardless of any other maturity or terms of said Superior Indebtedness; and if and when any such default has occurred, or any notice of default under the terms hereof may be served upon the Company, then in each such event the Company shall and hereby agrees that it will immediately notify the holders of the Superior Indebtedness of such default or notice thereof, as the case may be.

           No  right  of  any  present or future  holder  of  any
     Superior Indebtedness of the Company to enforce subordination as herein provided shall at any time or in any way be prejudiced or impaired by any failure to act on the part of the Company, or by any noncompliance by the Company with the terms, provisions and covenants of this subordinated note, regardless of any knowledge thereof that any such holder of Superior Indebtedness may have or be otherwise charged with. The provisions hereof are solely for the purpose of defining the relative rights of the holders of Superior Indebtedness on the one hand, and the holder or holders of this subordinated note on the other hand, and nothing herein shall impair, as between the Company and the holder of this subordinated note, the obligation of the Company to pay to the holder hereof the principal, premium, if any, and interest hereon in accordance with its terms, nor shall anything herein prevent the holder of this subordinated note from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder, subject to the rights, if any, of holders of Superior Indebtedness as herein provided. Each and every holder of this subordinated note by acceptance hereof shall undertake and agree for the benefit of each holder of Superior Indebtedness to execute, verify, deliver and file any proofs of claim, consents, assignments or other instruments which any holder of Superior Indebtedness may at any time require in order to prove and realize upon any rights or claims pertaining to this subordinated note and to effectuate the full benefit of the subordination contained herein and, upon failure of any such holder of this subordinated note so to do, any such holder of Superior Indebtedness shall be deemed to be irrevocably appointed the agent and attorney-in-fact of such holder of this subordinated note to execute, verify, deliver and file any such proofs of claim, consents, assignments or other instruments."

           "Subsidiary" means a corporation organized under the laws of the United States or Canada, or any province of Canada, which conducts the major portion of its business in and makes the major portion of its sales to Persons located in the United States of America or Canada, and at least fifty percent (50%) of the Voting Stock of which shall, at the time as of which any determination is being made, be owned by the Company either directly or through Subsidiaries.

           "Subsidiary Stock" shall have the meaning specified in paragraph 6A.

            "Transferee"  shall  mean  any  direct  or   indirect
transferee of all or any part of any Note purchased by any Purchaser under this Agreement.

          "Voting Stock" means Securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to vote in the election of the corporate directors (or persons performing similar functions).

           10C. Accounting Principles, Terms and Determinations. All references in this Agreement to "general accepted accounting principles" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to clause (b) of paragraph 5H or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (a) of paragraph 8C.

     11   MISCELLANEOUS.

           11A. Note Payments. The Company agrees that, so long as any Purchaser shall hold any Note, it will make payments of principal of, interest on, and any Yield-Maintenance Amount payable with respect to, such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City local time, on the date due) to the account or accounts of such Purchaser, if any, as are specified in the Information Schedule, attached hereto, or, in the case of any Purchaser not named in the Information Schedule or any Purchaser wishing to change the account specified for it in the Information Schedule, such account or accounts in the United States as such Purchaser may from time to time designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as the Purchasers have made in this paragraph 11A.

           11B. Expenses. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save Prudential, each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including (i) all document production and duplication charges and the fees and expenses of any special counsel engaged by the Purchasers or any Transferee in connection with this Agreement, the transactions contemplated hereby and any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted, and (ii) the costs and expenses, including attorneys' fees, incurred by any Purchaser or any Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of any Purchaser's or any Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case. The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or any Transferee and the payment of any Note.

           11C. Consent to Amendments. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) of the Notes except that, (i) with the written consent of the holders of all Notes at the time outstanding (and not without such written consents), the Notes may be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate or time of payment of interest on or any Yield-Maintenance Amount payable with respect to the Notes and (ii) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of paragraph 7A or this paragraph 11C insofar as such provisions relate to proportions of the principal amount of the Notes, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, amendment, waiver or declaration. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

           11D. Form, Registration, Transfer and Exchange of Notes; Lost Notes. The Notes are issuable as registered notes without coupons in denominations of at least $1,000,000, except as may be necessary to reflect any principal amount not evenly divisible by $1,000,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Each installment of principal payable on each installment date upon each new Note issued upon any such transfer or exchange shall be in the same proportion to the unpaid principal amount of such new Note as the installment of principal payable on such date on the Note surrendered for registration of transfer or exchange bore to the unpaid principal amount of such Note. No reference need be made in any such new Note to any installment or installments of principal previously due and paid upon the Note surrendered for registration of transfer or exchange. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

           11E. Persons Deemed Owners; Participations. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner  and  holder  of  such Note for the  purpose  of  receiving payment of principal of and interest on, and any Yield-Maintenance Amount payable with respect to, such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

          11F. Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

           11G. Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

            11H. Disclosure to Other Persons. The Company acknowledges that Prudential, each Purchaser and each holder of any Note may deliver copies of any financial statements and other documents delivered to it, and disclose any other information disclosed to it, by or on behalf of the Company or any Subsidiary in connection with or pursuant to this Agreement to (i) its directors, officers, employees, agents and professional consultants, (ii) any Purchaser or holder of any Note, (iii) any Person to which it offers to sell any Note or any part thereof,
(iv) any Person to which it sells or offers to sell a participation in all or any part of any Note, (v) any Person from which it offers to purchase any security of the Company, (vi) any federal or state regulatory authority having jurisdiction over it, (vii) the National Association of Insurance Commissioners or any rating agency or similar organization, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to it, (b) in response to any subpoena or other legal process or informal investigative demand, (c) in connection with any litigation to which it is a party or (d) in order to protect the investment of any holder in any Note.

           11I. Notices. All written communications provided for hereunder (other than communications provided for under paragraph
2) shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to any Person listed in the Information Schedule attached hereto, addressed to it at the address specified for such communications in such Information Schedule, or at such other address as it shall have specified in writing to the Person sending such communication, and (ii) if to any Purchaser or holder of any Note which is not a Person listed in such Information Schedule, addressed to it at such address as it shall have specified in writing to the Person sending such communication or, if any such holder shall not have so specified an address, then addressed to such holder in care of the last holder of such Note which shall have so specified an address to the Person sending such communication, provided, however, that any such communication to the Company may also, at the option of the Person sending such communication, be delivered by any other means either to the Company at its address specified in the Information Schedule or to any Authorized Officer of the Company. Any communication pursuant to paragraph 2 shall be made by the method specified for such communication in paragraph 2, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of a telecopier communication, the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the telecopier terminal the number of which is listed for the party receiving the communication in the Information Schedule or at such other telecopier terminal as the party receiving the information shall have specified in writing to the party sending such information.

           11J. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on, or Yield-Maintenance Amount payable with respect to, any Note that is due on a date other than a Business day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall not be included in the computation of the interest payable on such Business Day.

           11K. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          11L. Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

           11M. Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser, to any holder of Notes or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser, such holder or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

           11N. Governing Law. IN ACCORDANCE WITH THE PROVISIONS OF 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

           11O. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

            11P. Binding Agreement. When this Agreement is executed and delivered by the Company and Prudential, it shall become a binding agreement between the Company and Prudential. This Agreement shall also inure to the benefit of each Purchaser which shall have executed and delivered a Confirmation of Acceptance, and each such Purchaser shall be bound by this Agreement to the extent provided in such Confirmation of Acceptance.

      [Remainder of this page is intentionally left blank.
                 Next page is signature page.]

          If you are in agreement with the foregoing, please sign below on the several counterparts of this letter and returning at least one fully executed copy of this letter to the Company, whereupon this letter shall become a binding agreement between the Company and Prudential.

                              Very truly yours,

                               NATIONAL CONSUMER
                               COOPERATIVE BANK


                              By
                              Name: Richard L. Reed
                              Title: Chief Financial Officer



                              By
                              Name: William E. Seas
                              Title: Treasurer





The foregoing Agreement is
hereby accepted as of the
date first above written.

THE PRUDENTIAL INSURANCE COMPANY
  OF AMERICA


By
Name: Yvonne M. Guajardo
Title: Vice President

                            ANNEX 1
                      INFORMATION SCHEDULE

Prudential/Purchaser(s)

The Prudential Insurance           and notices:
Company of America
                                   The Prudential Insurance
                                   Company of America
(1)   All  payments on account     c/o Prudential Capital Group
of    Notes   held   by   such     1114 Avenue of the Americas,
purchaser  shall  be  made  by     30th Floor
wire  transfer of  immediately     New York, NY 11036
available funds for credit to:     Attention:  Managing Director
                                   Telephone: (212) 626-2070
Account No. 890-0304-391,          Fax: (212) 626-2079
Prudential Managed Account
Bank Of New York                   (4)  Recipient notices of
New York, New York                 telephonic or facsimile
(ABA No.:  021-000-018)            prepayment:

Each such wire transfer shall      Manager, Trade Management
set forth
the name of the Company, a         Telephone:  (201) 802-7398
reference to                       Fax:        (201) 802-9425
the due date and application
(as among principal, interest      (5)  Tax Identification No.:
and Yield-Maintenance Amount)      22-1211670
of the payment being made and
the Security Number identified     (6)  Authorized Officers:
in the Confirmation of                  Charles Y. King
Acceptance.                             Yvonne M. Guajardo
                                        Kevin J. Kraska
(2)  Address for all notices            Thomas Cecka
relating to payments:

The Prudential Insurance
Company of   America
Three Gateway Center, 12th Floor
100 Mulberry Street
Newark, New Jersey 07102-4077

Attention:  Manager, Billings
and Collections

Telephone:  (201) 802-5260
Fax:        (201) 802-8055

With a copy to:
Prudential Capital Group
1114 Avenue of the Americas,
30th Floor
New York, NY 11036
Attention:  Managing Director

(3)  Address for all other
communications
and notices:
The Company

National Consumer Cooperative
Bank

(1)  Address for Notices:

National Consumer Cooperative Bank
Suite 700
1401 Eye Street N.W.
Washington, D.C.  20005

Attention: President

(2)  Receipt of telephonic or
facsimile notices:

Richard L. Reed
(202) 336-7660
(202) 336-7803 (facsimile)

(3)  Authorized Officers:
Charles E. Snyder
President

Richard L. Reed
Chief Financial Officer

William E. Seas
Treasurer


                            ANNEX 2
                  Disclosures of the Company

LIENS (PARAGRAPH 6C)

      Section 10.5 of the Bank Loan Agreement provides for a Lien and right of setoff in favor of the Agent and the banks party thereto with respect to deposits or other sums due to the Company from the Agent or such banks.

      Each of the Company and NCB Capital Corporation sells mortgage loans, ESOP loans and other loans from its portfolio in the ordinary course of business, structured either as an Asset Securitization or a sale of whole loans. The purchaser typically provides for an alternative security interest and files a financing statement covering the loans sold to it in order to protect itself against a subsequent determination that such sale was not a sale but rather a loan.

      In order to provide a liquidity facility, NCB Savings Bank, FSB ("NCBSB") is party to a Blanket Agreement for Advances and Security Agreement, dated as of October 19, 1993, with the Federal Home Loan Bank of Cincinnati (the "FHLB") pursuant to which it grants a security interest to the FHLB in its FHLB stock and in its mortgage portfolio as security for advances that the FHLB agrees to make to NCBSB.

SUBSIDIARIES AND AFFILIATES (PARAGRAPH 8A)

        Name of          Jurisdiction    Nature and Extent of
 Subsidiary/Affiliate         of             Affiliation
                         Incorporation

NCB Capital                Delaware      The Company is the
Corporation**                            owner of all
                                         outstanding voting
                                         stock of NCB Capital
                                         Corporation

NCB Financial              Delaware      Wholly owned subsidiary
Corporation**                            of the Company

NCB Savings Bank,       Federal Charter  Wholly owned subsidiary
FSB**                                    of NCB Financial Corporation

NCB Development         District of      The Company was
Corporation             Columbia non-    directed by 12.U.S.C.
                        profit           3051(b) to organize
                         corporation     NCBDC, which has no
                                         capital stock.  Six of
                                         its nine directors are
                                         directors of the Company.
                                         The Company makes annual
                                         contributions to NCBDC
                                         and provides office
                                         space and services for
                                         which the Company is
                                         reimbursed at its cost.

NCB Insurance Brokers,   New York        Wholly owned subsidiary
Inc.**                                   of NCB Capital
                                         Corporation

NCB Retail Finance       Delaware        Special purpose
Corporation                              corporation and wholly
                                         owned subsidiary of the
                                         Company

NCB I, Inc.**            Delaware        Special purpose
                                         corporation and wholly
                                         owned subsidiary of the
                                         Company

 ** Restricted Subsidiary

DESCRIPTION OF BUSINESS (PARAGRAPH 8C(c))

      The Company and the Subsidiaries provide a broad array of financial services and products to the Nation's cooperative-related business sector, including but not limited to commercial and real estate lending, mortgage banking, capital markets and advisory services, leasing and lease financing, depository services, asset securitization, derivatives, and insurance brokerage.
INDEBTEDNESS (PARAGRAPH 8O)

      As of the date hereof, the Company had outstanding Debt for borrowed money as follows:

            Investor                 Amount        Maturity

Lutheran Brotherhood               $7,000,000   March 31, 2000
AUSA Life Insurance Company        $3,000,000   March 31, 2000
International Life Investors       $6,100,000   March 31, 2000
Insurance Company
The Canada Life Assurance          $3,900,000   March 31, 2000
Company
National Westminster Bank, et al.  $170,000,000   December 31,1996
                                  ($70,000,000
                                   outstanding)
Signet Bank/Maryland               $11,000,000    Upon demand
                                  ($11,000,000
                                   outstanding)
PNC Bank                           $10,000,000    Upon demand
                                  ($10,000,000
                                   outstanding)
Credit Suisse                      $10,000,000   November 10, 1997
Massachusetts Mutual Life          $25,000,000    October 15, 1995
Insurance Company
Equitable Variable Life            $7,000,000    June 24, 1997
Insurance Company
                                   $2,000,000    December 24, 1997
The Equitable Life Assurance       $3,000,000    December 24, 1997
Society of the United States
Mellon Bank, N.A., as Trustee      $3,000,000    December 24, 1997
for First Plaza Group Trust (as
directed by Equitable Capital
Management Corporation)
Principal Mutual Life Insurance    $10,000,000   December 24, 1997
Company
IDS Certificate Company            $8,000,000    June 24, 1997
Safeco Life Insurance Company      $4,000,000    June 24, 1997
Phoenix Home Life Mutual           $5,000,000    June 24, 1998
Insurance Company
Provident Mutual Life Insurance    $2,500,000    June 24, 1998
Company of Philadelphia
Provident Mutual Life and          $1,000,000    June 24, 1998
Annuity Company of America
Mutual Service Life Insurance       $500,000     June 24, 1998
Company

All such indebtedness is unsecured.


RESTRICTIONS ON DEBT (PARAGRAPH 8P)

     The National Westminster Bank indebtedness and all of the other indebtedness, referred to in the above table, each restrict the Company's right to incur Debt, but none of such restrictions is violated by the sale of the Notes.
                                                        EXHIBIT A


                         [FORM OF NOTE]

               NATIONAL CONSUMER COOPERATIVE BANK

            7.68% SENIOR NOTE DUE DECEMBER 28, 2005


No. R- 1
$30,000,000


          FOR VALUE RECEIVED, NATIONAL CONSUMER COOPERATIVE BANK (the "Company"), a corporation organized and existing under the laws of the United States of America, hereby promises to pay to THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, or registered assigns, the principal sum of THIRTY MILLION DOLLARS
($30,000,000) with interest (computed on the basis of a three hundred sixty (360) day year of twelve (12) thirty (30) day months) (a) on the unpaid balance thereof at the rate of 7.68% per annum from the date hereof, payable semi-annually on the 28th day of June and December in each year commencing with the June or December next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest, and any overdue payment of any Yield-Maintenance Amount (as defined in the Agreement referred to below), payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) two percent (2%) in excess of the interest rate referenced in the preceding clause
(a) or (ii) the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate.

          Payments of principal of, and interest on, and any Yield-Maintenance Amount payable with respect to, this Note are to be made at the main office of Bank of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

          This Note is one of a series of Notes (herein called the "Notes") issued pursuant to a Note Purchase Agreement, dated as of December 28, 1999 (herein called the "Agreement"), between the Company and The Prudential Insurance Company of America and is entitled to the benefits thereof. As provided in the Agreement, this Note is subject to optional prepayment, in whole or from time to time in part on the terms specified in the Agreement.

          This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registra tion of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

          In case an Event of Default, as defined in the Agree ment, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

          This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the law of such State.


                              NATIONAL CONSUMER COOPERATIVE BANK


                              By
                                 Vice President


                              By
                                 Treasurer



                                                        EXHIBIT B

           FORM OF COMPANY COUNSEL'S CLOSING OPINION

                 [Letterhead of Shea & Gardner]


                                   December 28, 1999


To the Persons Listed on
 Annex 1 hereto


Ladies and Gentlemen:

     We have acted as counsel for the National Consumer Cooperative Bank (the "Company"), a corporation organized under the laws of the United States and which does business as the National Consumer Cooperative Bank, in connection with the execution and delivery by the Company of the Note Purchase Agreement, dated as of December 28, 1999, between the Company and The Prudential Insurance Company of America (the "Agreement"), pursuant to which the Company has issued to you today 7.68% Notes Due December 28, 1999 of the Company in the aggregate principal amount of $30,000,000 (the "Notes"). All capitalized terms used but not specifically defined in this opinion letter have the respective meanings assigned to them in the Agreement. This letter is being delivered to you in satisfaction of the condition set forth in paragraph 3A(ii) of the Agreement and with the understanding that you are purchasing the Notes in reliance on the opinions expressed herein.

     As such counsel, we have examined such certificates of public officials, certificates of officers of the Company, and copies certified to our satisfaction of trust documents and records of the Company and of other papers, and have made such other investigations, as we have deemed relevant and necessary as a basis for our opinion hereinafter set forth. In our examination of all such documents, we have

          (i) assumed the genuineness of all signatures (other than signatures of officers of the Company), the conformity to original documents of documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents, and

          (ii) relied upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established.

With respect to the opinion expressed in paragraph 5 hereof, we have also relied upon the representation made by you in paragraph
9A of the Agreement.

     Based on the foregoing, it is our opinion that:

     1. At the time of the execution of the Financing Agreement the Company was a corporation duly organized, validly existing and in good standing under the laws of the United States and had the necessary corporate power and authority to carry on its businesses as then being conducted and to enter into and perform its obligations under the Financing Agreement.

     2. The Company is a corporation duly organized, validly existing and in good standing under the laws of the United States and has the necessary corporate power and authority to carry on its businesses as now being conducted and to enter into and perform its obligations under the Agreement and the Notes.

     3. The Company is duly qualified as a foreign entity and in good standing in each jurisdiction where the nature of the business transacted or Properties owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not, in the aggregate, have a materially adverse effect on the operations or financial condition of the Company.

     4.   The Agreement, the Notes and the Financing Agreement:

          (a) have been duly authorized by all requisite corporate action on the part of the Company (no action by any holder of any beneficial interest of the Company being required by law, by the Charter of the Company or the Bylaws of the Company (as each is in effect on the date hereof), or otherwise);

          (b) have been duly executed and delivered by duly authorized officers of the Company; and

          (c) are the valid obligations of the Company, legally binding upon and enforceable against the Company in accordance with their respective terms.

The Notes are entitled to the benefits of the terms of the Agreement.

     5. It is not necessary, under the circumstances contemplated by the Agreement, to register the Notes under the Securities Act, or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

     6. None of the transactions contemplated by the Agreement will result in any violation of Regulation, T, U or X of the Board of Governors of the Federal Reserve System.

     7. The execution and delivery of the Agreement and the Notes and the fulfillment of and compliance with the respective provisions of the Agreement, the Notes, and the Financing Agreement do not and will not conflict with, or result in a breach of the terms, conditions, or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the Properties or assets of the Company pursuant to, or require, except as has been obtained or performed, any authorization, consent, approval, exemption, or other action by or notice to or filing with any state or Federal court, administrative or governmental body, or other Person pursuant to


          (a) the Charter, as in effect on the date hereof, or the Bylaws, as in effect on the date hereof, of the Company,

          (b) any applicable law (including any securities or "Blue Sky" law), statute, rule, or regulation, or

          (c) insofar as is known to us, any agreement, instrument, order, judgment, or decree to which the Company is a party or otherwise subject as of the date hereof.

     All opinions herein contained with respect to the enforceability of documents and instruments are qualified to the extent that:

          (a) the availability of equitable remedies, including without limitation, specific enforcement and injunctive relief, is subject to the discretion of the court before which any proceedings therefor may be brought; and

          (b) the enforceability of certain terms provided in the Agreement and the Notes may be limited by

                    (i)  applicable bankruptcy, reorganization,
          arrangement, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally as at the time in effect, and

                    (ii) general principles of equity and the discretion of a court in granting equitable remedies
          (whether enforceability is considered in a proceeding at law or in equity).

     This opinion may be relied upon subsequent holders, if any, of the Notes.

                                   Very truly yours,
                            ANNEX 1
                           ADDRESSEES

The Prudential Insurance Company of America
c/o Prudential Capital Group
1114 Avenue of the Americas, 30th Floor
New York, NY 11036



                                                        EXHIBIT C

                FORM OF CERTIFICATE OF OFFICERS

               NATIONAL CONSUMER COOPERATIVE BANK
                     OFFICERS' CERTIFICATE


     We, ______ and ______ each hereby certify that we are, respectively, the ______ and the ______ of NATIONAL CONSUMER COOPERATIVE BANK (the "Company"), a corporation organized under the laws of the United States, and that, as such, we are authorized to execute and deliver this Certificate in the name and on behalf of the Company, and that:

     1. This Certificate is being delivered pursuant to paragraph 3A(iii) of the Note Purchase Agreement, dated as of December 28, 1999, between the Company and The Prudential Insurance Company of America (the "Agreement"), pursuant to which the Company has issued to you today 7.68% Notes of the Company due December28, 2005, in the aggregate principal amount of $30,000,000 (the "Notes"). All capitalized terms used, and not defined in this Certificate have the respective meanings assigned to them in the Agreement.

     2. The warranties and representations contained in paragraph 8 of the Agreement are true in all material respects on the date hereof with the same effect as though made on and as of the date hereof.

     3. The Company has not taken any action or permitted any condition to exist which would have been prohibited by paragraph 6 of the Agreement had such paragraph been binding and effective at all times during the period from December 28, 1999 to and including the date hereof.

     4. The Company has performed and complied with all agreements and conditions contained in the Agreement that are required to be performed or complied with by the Company before or at the date hereof.

     5.   True and correct copies of each of

          (a)  the Bank Loan Agreement,

          (b)  the Financing Agreement,

          (c)  each of the outstanding Class A Notes, and

               (d)  Federal Home Loan Bank of Cincinnati Blanket
          Agreement for Advances and Security Agreement, as referenced in Annex 2 to the Agreement;

in each case, as in effect on December 28, 1999, are attached to this Certificate as Attachment A, Attachment B, Attachment C, and
Attachment D, respectively, together with any amendments subsequent to such date. Any amendment to the Financing
Agreement and the Class A Notes has been effected in compliance with paragraph 6P of the Agreement.

     6. ___________ is on and as of the date hereof, and at all times subsequent to __________ has been, the duly elected, qualified and acting [Assistant] Secretary of the Company, and the signature appearing on the Certificate of [Assistant] Secretary dated the date hereof and delivered to the Purchasers contemporaneously herewith is his or her genuine signature.

     IN WITNESS WHEREOF, we have executed this Certificate in the name and on behalf of the Company on December 28, 1999.


NATIONAL CONSUMER COOPERATIVE
                                   BANK



                                   By
_______________________________
                                   Name:
                                   Title:

                          ATTACHMENT A

                   [THE BANK LOAN AGREEMENT]
                          ATTACHMENT B

                   [THE FINANCING AGREEMENT]
                          ATTACHMENT C

                  [OUTSTANDING CLASS A NOTES]

                          ATTACHMENT D

    [FEDERAL HOME LOAN BANK OF CINCINNATI BLANKET AGREEMENT
              FOR ADVANCES AND SECURITY AGREEMENT]
                                                        EXHIBIT D

                FORM OF CERTIFICATE OF SECRETARY

               NATIONAL CONSUMER COOPERATIVE BANK
              CERTIFICATE OF [ASSISTANT] SECRETARY


     I, ______, hereby certify that I am the duly elected, qualified and acting [Assistant] Secretary of the NATIONAL CONSUMER COOPERATIVE BANK (the "Company"), a corporation organized under the laws of the United States, and that, as such, I have access to its corporate records and am familiar with the matters herein certified, I am authorized to execute and deliver this Certificate in the name and on behalf of the Company, and that:

     1. This Certificate is being delivered pursuant to paragraph 3A(iv) of the Note Purchase Agreement, dated as of December 28, 1999, between the Company and The Prudential Insurance Company of America (the "Agreement"), pursuant to which the Company has issued to you today 7.68% Notes of the Company due December 28, 2005, in the aggregate principal amount of $30,000,000 (the "Notes"). All capitalized terms used and not defined in this Certificate have the respective meanings assigned to them in the Agreement.

     2. Attached hereto as Attachment A1 is a true and correct copy of resolutions, and the preamble thereto, adopted by the Board of Directors of the Company on _________ __, 1999 and such resolutions and preamble set forth in Attachment A hereto were duly adopted by said Board of Directors and are in full force and effect on and as of the date hereof, not having been amended, altered or repealed, and such resolutions are filed with the records of said Board of Directors.

     3. The documents listed below were executed and delivered by the Company pursuant to and in accordance with the resolutions set forth in Attachment A hereto and said documents as executed are substantially in the form submitted to and approved by the Board of Directors of the Company as aforementioned:

          (a)  the Agreement; and

          (b) the Notes in the respective principal amounts, bearing the registration numbers and payable as set forth in the Agreement;

     4. Attached hereto as Attachment B is a true, correct and complete copy of the Bylaws of the Company as in full force and effect on and as of the date hereof, which Bylaws were last amended by the Board of Directors of the Company on, and have been in full effect in said form at all times from and after ________ __, 199_ to and including the date hereof, without modification or amendment in any respect.


     5. Each of the following named persons is on and as of the date hereof, and at all times subsequent to _____ has been a duly elected, qualified and acting officer of the Company holding the office or offices set forth below opposite his or her name:

                  Officers Executing Documents

        Name                 Office               Signature

                      [President]           /s/________________________

                      [Assistant Secretary  /s/_______________________

                      [Treasurer]           /s/________________________


     6. The signature appearing opposite the name of each such person set forth above is his or her, as the case may be, genuine signature.

     7. There have been no amendments or supplements to restatements of the Charter of the Company since ____________ __, 19___.

     IN WITNESS WHEREOF, I have hereunto set my hand on December
__, 1999.




                                        [Assistant] Secretary
                          ATTACHMENT A

                       BOARD OF DIRECTORS
               NATIONAL CONSUMER COOPERATIVE BANK
                      RESOLUTIONS ADOPTED


     WHEREAS, this Board has previously enacted Resolution No.
______; and

     WHEREAS, pursuant to Resolution No. ______, the Company and The Prudential Insurance Company of America entered into the Note Purchase Agreement (together with all exhibits and schedules thereto, the "Agreement"), dated as of December 28, 1999, pursuant to which the Company may issue Notes of the Company in the aggregate principal amount of up to Thirty Million Dollars ($30,000,000) (the "Notes"); and

     WHEREAS, this Board has reviewed in detail and discussed the terms and provisions of the Agreement, including the forms of the Notes specified therein; and

     WHEREAS, this Board deems it advisable to ratify the Company's execution and delivery of the Agreement and to adopt certain other resolutions; and

     WHEREAS, capitalized terms used in these preambles and resolutions and not herein defined shall have the respective meanings ascribed to them in the Agreement;

     NOW THEREFORE, BE IT RESOLVED, that the execution and delivery of the Agreement by Authorized Officers of the Company (as defined below) is hereby approved and ratified in every respect; and each and every transaction effected or to be effected pursuant to and substantially in accordance with the terms of the Agreement, including, but not limited to, each specific transaction that is described, authorized and approved in these resolutions, is hereby authorized and approved in each and every respect; and

     RESOLVED, that the Company borrow from the Purchasers an aggregate amount of up to Thirty Million Dollars ($30,000,000), as provided in the Agreement, such indebtedness to be evidenced by the Notes, in the amounts and upon the terms and conditions provided for in the Agreement; and that each of the President, any Vice President, the Treasurer and each other officer of the Company (each, an "Authorized Officer") is hereby severally authorized to execute and deliver, in the name and on behalf of the Company, the Notes, substantially in the form thereof presented to this Board and heretofore approved, with such changes therein as shall be approved by the officer executing and delivering the same, such approval to be evidenced conclusively by such execution and delivery; and

     RESOLVED, that this Board hereby authorizes each of the Authorized Officers, severally, to execute and deliver for and on behalf of the Company the certificates required by the Agreement;
and

     RESOLVED, that the Authorized Officers and any person or persons designated and authorized so to act by any Authorized Officer are hereby each severally authorized to do and perform or cause to be done and performed, in the name and on behalf of the Company, all other acts, to pay or cause to be paid, on behalf of the Company, all related costs and expenses and to execute and deliver or cause to be executed and delivered such other notices, requests, demands, directions, consents, approvals, orders, applications, agreements, instruments, certificates, undertakings, supplements, amendments, further assurances or other communications of any kind, under the corporate seal of the Company or otherwise and in the name of and on behalf of the Company or otherwise, as he, she or they may deem necessary, advisable or appropriate to effect the intent of the foregoing Resolutions or to comply with the requirements of the instruments approved and authorized by the foregoing Resolutions, including but not limited to the Agreement and the Notes; and

     RESOLVED, that any acts of any Authorized Officer of the Company and of any person or persons designated and authorized to act by any Authorized Officer of the Company, which acts would have been authorized by the foregoing Resolutions except that such acts were taken prior to the adoption of such Resolutions, are hereby severally ratified, confirmed, approved and adopted as the acts of the Company; and

     RESOLVED, that the Secretary of the Company is hereby authorized and empowered to certify to the passage of the foregoing Resolutions under the seal of this Company or otherwise.
                          ATTACHMENT B

                     Bylaws of the Company

                  [To be supplied by Company.]